                                                                     Exhibit "A"

NEWS RELEASE                                                  APRIL 6, 2000


                   CTIG TO ACQUIRE CELLTECH FOR $5.25 MILLION

     Three way closing to bring a new Billing and Customer Care powerhouse to the convergent telecommunications marketplace.

Valley Forge, PA, CTI Group (Holdings) Inc. (OTC: CTIG) a leading provider of software and services for the management of telecommunications systems, announced today the signing of a definitive merger agreement with Texas-based Celltech Information Systems Inc. (Celltech). This action, in combination with the signing of a merger agreement with Centillion Data Systems of Indianapolis, IN (Centillion), announced on February 3, 2000, will bring together three companies addressing the processing and billing analysis needs of the ever-changing telecommunications marketplace. The merger is expected to close by the end of the 2nd quarter, subject to shareholder approval.

Founded in 1983, Celltech serves the needs of multi-service telecommunications providers. Celltech's billing engine provides rating and bill processing functions for wireless, PCS, Internet, long distance, local service and paging. These convergent services can be processed and then presented on one convenient billing statement.

Mr. David Warren, President of Celltech, said, "Since our roots are in the wireless billing market, we are able to fully understand and share CTIG's vision for convergent billing opportunities. Our combined strength will increase our ability to respond to the needs of our base of customers."

CTIG will acquire Celltech with a combination of cash and stock for total consideration valued at $5,251,977. The purchase will include $262,599 in cash; the balance of $4,989,378 will be satisfied by the issuance of 1,663,126 newly registered shares of common stock at an assumed value of $3.00 per share. The shares, to be issued at closing, may be adjusted by the effect of a maximum 25% ceiling and floor collar dependent on the average stock price during the twenty-day trading period prior to the closing. In no event will Celltech's shareholders receive fewer than 1,330,501 or more than 2,217,501 shares. Approximately 47% of these common shares will be held in escrow for up to three years pending the attainment of certain business goals to be accomplished by Celltech.

Celltech generated EBIDTA (earnings before interest, taxes, depreciation and amortization) of approximately $360,000 on net revenues of $6.4 million for its fiscal year ended December 31, 1999. The EBITDA was achieved after expensing significant development costs and before one-time charges for the period.

Mr. Tony Johns, Chairman and CEO of CTIG details how the merger would enable service providers to bring increased service and cost savings to their customers. "Celltech's core capabilities in wireless billing are a key part of our joint vision to offer converged telecommunications billing and customer care solutions to the market. Convergence of phone services, cable TV, Internet content and wireless service is rapidly transforming the face of the media landscape. Our combined software and services are better positioned to support these dramatic changes."

Expanding on the market opportunity, Mr. Johns went on to say, "Software billing products and solutions historically have been compartmentalized, having been designed for either telecom, wireless, cable or internet use. With the evolution of each of these markets, providers are responding to competition by diversification into closely related industries. We recognize that in order to retain and expand the high value we offer to customers, we must deliver a comprehensive product suite, utilize the latest data mining techniques, offer unified electronic bill presentation and analysis and provide security of customer payment. We believe true billing and customer care will result from a comprehensive service offering."

"The market for Billing and Customer Care solutions looks promising. Some projections show external spending in this market could double to an estimated $28 billion by 2003," Mr. Johns added. "Our energy will be directed toward firmly positioning the business within this developing and dynamic market. We will strive for explosive revenue growth through technology acquisition, partnering and internal development in order to enhance long-term shareholder value. Over the past five years, these three companies have collectively invested as much as $50 million into their portfolio of software products and, as a result, have attracted high profile business clients. This three-way merger provides the building blocks to have a core infrastructure in place to provide the development and support needed to lead the convergent Billing and Customer Care market."

Commenting on the acquisition, Mr. Harold Garrison, Chairman of Centillion, said, "This transaction reflects our objective of growing by strategic acquisition and business alliance. In order to enhance shareholder value, we shall seize every opportunity to accelerate our plan to serve the evolving convergent billing market."

Centillion shareholders are fully supportive of this strategic acquisition and have committed an additional $1,500,000 to the Group (CTIG) at the closing of this merger (for an additional 666,666 shares of class A Common Stock and a 666,666 reduction in shares of Class B Common Stock) in accordance with the terms of its definitive merger agreement with CTIG. The addition of the Celltech acquisition to the CTIG / Centillion merger will now necessitate a three-way merger closing. The anticipated target closing date, of June 15th, 2000, should not move by more than a week or two. As a further result of this transaction, CTIG will apply for re-listing of its common stock on the NASDAQ National Market, which will be contingent on the successful closing of this merger combination.

CTIG develops, markets, and supports telemanagement solutions for corporate users of telecommunications services and customer billing solutions. Centillion is a growth-oriented international software development and information services company. Celltech provides software to facilitate the complicated rating, taxing and processing associated with billing wireless and other telecom services. All three organizations will come together under the CTIG corporate name. The new CTIG team will work with a collaborative international base of approximately 200 employees.

This release contains forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by CTIG with the U.S. Securities and Exchange Commission.

Celltech was advised in this transaction by Peter A. Sokoloff & Co., Investment Bankers and financial advisory specialists to the Billing and Customer Care and related industries.

For more information, contact:

Anthony Paul Johns, Chairman & CEO
CTI Group (Holdings) Inc.
Valley Forge, PA 19484
Tel: (610) 666-1700
Fax: (610) 666-7707
Email: tjohns@ctigroup.com
       -------------------

                                                                     Exhibit "B"



                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                           CTI GROUP (HOLDINGS) INC.,

                           CTI BILLING SOLUTIONS INC.,

                       CELLTECH INFORMATION SYSTEMS, INC.,

                                DAVID A. WARREN,

                                FRANK S. SCARPA,

                                 VALERIE S. HART

                                       and

                               RICHARD J. DONNELLY

                            Dated as of April 5, 2000

                               TABLE OF CONTENTS
                               -----------------

                                                                                                               Page
                                                                                                               ----
ARTICLE I - MERGER................................................................................................1
     1.1     The Merger...........................................................................................1
     1.2     Effective Time.......................................................................................2
     1.3     Closing..............................................................................................2
     1.4     Certificate of Incorporation and By-Laws of Surviving Corporation....................................2
     1.5     Directors and Officers of Surviving Corporation......................................................2
     1.6     Further Assurances...................................................................................2
     1.7     Effect on Shares of Merger Sub and Company...........................................................3
     1.8     .....................................................................................................4
     1.9     Exchange Agent.......................................................................................4
     1.10    Exchange Procedures..................................................................................4
     1.11    Distributions with Respect to Unexchanged Shares.....................................................4
     1.12    No Fractional Shares of CTIG Stock...................................................................5
     1.13    No Liability.........................................................................................5
     1.14    Lost Certificates....................................................................................5
     1.15    Stock Transfer Books.................................................................................6
     1.16    CTIG Dissenting Shares...............................................................................6
     1.17    Escrowed Stock.......................................................................................6
     1.18    Special Meeting......................................................................................7

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF COMPANY............................................................8
     2.1     Organization.........................................................................................8
     2.2     Capitalization.......................................................................................8
     2.3     Authority............................................................................................9
     2.4     No Violations; Consents and Approvals................................................................9
     2.5     Financial Statements................................................................................10
     2.6     Absence of Certain Changes..........................................................................10
     2.7     Legal Proceedings...................................................................................11
     2.8     Compliance with Laws and Agreements.................................................................11
     2.9     SEC Filing Information..............................................................................12
     2.10    State Antitakeover Statutes.........................................................................12
     2.11    Broker's Fees.......................................................................................12
     2.12    Environmental Matters...............................................................................12
     2.13    Intellectual Property Rights........................................................................13
     2.14    Taxes...............................................................................................14
     2.15    Employee Benefit Plans..............................................................................14
     2.16    Insurance...........................................................................................15
     2.17    Contracts...........................................................................................16
     2.18    Properties..........................................................................................17

     2.19    Employees and Independent Contractors...............................................................17
     2.20    Year 2000...........................................................................................18
     2.21    Certain Interests...................................................................................18
     2.22    Customers and Suppliers.............................................................................18
     2.23    Accounts Receivable.................................................................................18
     2.24    America One Revenue.................................................................................18
     2.25    Reorganization Treatment............................................................................18
     2.26    Disclosure..........................................................................................19

ARTICLE IIA - REPRESENTATIONS AND WARRANTIES OF CELLTECH
     STOCKHOLDERS................................................................................................19
     2A.1    Ownership of Celltech Common Stock..................................................................19
     2A.2    Agreement Not in Breach of Other Instruments Affecting Celltech
             Stockholders........................................................................................19
     2A.3    Valid and Binding Agreement. .......................................................................19
     2A.4    No Claims Against Celltech..........................................................................19
     2A.5    Further Assurances..................................................................................19
     2A.6    Shareholder Meeting.................................................................................19
     2A.7    Reorganization Treatment............................................................................20

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF CTIG
     AND MERGER SUB..............................................................................................20
     3.1     Organization........................................................................................20
     3.2     Authority...........................................................................................20
     3.3     No Violations; Consents and Approvals...............................................................20
     3.4     Legal Proceedings...................................................................................21
     3.5     Proxy Statement.....................................................................................21
     3.6     Broker's Fees.......................................................................................21
     3.7     Capitalization of Merger Sub........................................................................21
     3.8     CTIG Disclosures....................................................................................21
     3.9     Merger Stock........................................................................................22
     3.10    Reorganization Treatment............................................................................22

ARTICLE IV - COVENANTS ..........................................................................................22
     4.1     Conduct of Business of Celltech.....................................................................22
     4.2     No Solicitation by Celltech.........................................................................24
     4.3     Access to Information...............................................................................25
     4.4     CTIG Proxy Statement and Special Meeting............................................................25
     4.5     Preparation of Form S-4; Stockholders Meeting.......................................................26
     4.6     Reasonable Best Efforts; Other Actions..............................................................26
     4.7     Public Announcements................................................................................27
     4.8     Notification of Certain Matters.....................................................................27
     4.9     Expenses............................................................................................27

ARTICLE V - CONDITIONS TO THE OBLIGATIONS OF THE PARTIES ........................................................28
     5.1     Stockholder Approval................................................................................28
     5.2     Consents and Approvals..............................................................................28
     5.3     Opinion of Financial Advisor........................................................................28
     5.4     Employment Agreement................................................................................28

ARTICLE VI - CONDITIONS TO THE OBLIGATIONS OF CTIG
     AND MERGER SUB .............................................................................................28
     6.1     Representations and Warranties True.................................................................28
     6.2     Performance.........................................................................................29
     6.3     Additional Documents................................................................................29
     6.4     Certain Proceedings.................................................................................29
     6.5     Minimum Balance Sheet Requirements..................................................................29
     6.6     Material Adverse Change.............................................................................30

ARTICLE VII - CONDITIONS TO THE OBLIGATIONS OF CELLTECH .........................................................30
     7.1     Representations and Warranties True.................................................................30
     7.2     Performance.........................................................................................30
     7.3     Certificates........................................................................................30
     7.4     Certain Proceedings.................................................................................30
     7.5     Effectiveness of the Form S-4.......................................................................31

ARTICLE VIII - TERMINATION AND ABANDONMENT.......................................................................31
     8.1     Termination by CTIG or Celltech.....................................................................31
     8.2     Termination by CTIG.................................................................................31
     8.3     Termination by Celltech.............................................................................31
     8.4     Procedure for Termination...........................................................................32
     8.5     Effect of Termination and Abandonment...............................................................32

ARTICLE IX - INDEMNIFICATION BY PRINCIPAL STOCKHOLDER............................................................32
     9.1     Indemnification.....................................................................................32
     9.2     Conditions of Indemnification.......................................................................32
     9.3     Remedies............................................................................................33

ARTICLE X - DEFINITIONS .........................................................................................33
     10.1    Terms Defined in the Agreement......................................................................33

ARTICLE XI - MISCELLANEOUS.......................................................................................35
     11.1    Amendment and Modification..........................................................................35
     11.2    Waiver of Compliance; Consents......................................................................35
     11.3    Survivability; Investigations.......................................................................35
     11.4    Reasonable Efforts..................................................................................36
     11.5    Notices.............................................................................................36
     11.6    Successor and Assigns...............................................................................38
     11.7    Governing Law.......................................................................................38
     11.8    Counterparts........................................................................................38
     11.9    Severability........................................................................................38
     11.10   Interpretation......................................................................................38
     11.11   Entire Agreement....................................................................................39
     11.12   Jurisdiction........................................................................................39
     11.13   WAIVER OF JURY TRIAL................................................................................39
     11.14   Class A Common Stock................................................................................39


                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of April 5, 2000, is by and among CTI GROUP (HOLDINGS) INC., a Delaware corporation ("CTIG"), CTI BILLING SOLUTIONS INC., a Delaware corporation ("Merger Sub"), CELLTECH INFORMATION SYSTEMS, INC., a Delaware corporation ("Celltech"), DAVID A. WARREN, an individual ("Principal Stockholder"), FRANK S. SCARPA ("Scarpa"), VALERIE S. HART ("Hart") and RICHARD J. DONNELLY ("Donnelly", and together with Scarpa and Hart, the "Minority Stockholders"). Celltech and Merger Sub are sometimes collectively referred to as the "Constituent Corporations." Principal Stockholder and the Minority Stockholders are sometimes collectively referred to as the "Celltech Stockholders".

                                   BACKGROUND
                                   ----------

     The Boards of Directors of CTIG, Merger Sub and Celltech, respectively, deem it advisable and in their respective best interests and the best interests of their respective stockholders that CTIG and Celltech combine in order to advance the long-term business interests of CTIG and Celltech.

     The combination of CTIG and Celltech shall be effected by the terms of this Agreement through the merger (the "Merger") of Celltech with and into Merger Sub, a wholly-owned subsidiary of CTIG.

     The Boards of Directors of CTIG, Merger Sub and Celltech have approved this Agreement and each of the documents required to be executed in connection with this Agreement to which it is a party.

     The Celltech Stockholders own 100% of the issued and outstanding shares of Celltech Common Stock, no par value (the "Celltech Common Stock"), and believe the Merger to be in Celltech's and their own best interests.

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants, representations, warranties and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                     MERGER

                  1.1 The Merger.

                      (a) In accordance with the provisions of this Agreement and the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time (as defined in Section 1.2 hereof), Celltech shall be merged with and into Merger Sub, and Merger Sub shall be the surviving corporation (sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. At the Effective Time the separate existence of Celltech shall cease.

                      (b) The Merger shall have the effects on Celltech and Merger Sub as the constituent corporations of the Merger as provided under the DGCL.

                  1.2 Effective Time. The Merger shall become effective at the time of filing of, or at such later time as may be specified in, a Certificate of Merger, in the form required by and executed in accordance with the DGCL, with the Secretary of State of the State of Delaware in accordance with the provisions of Section 251 of the DGCL (the "Certificate of Merger"). The date and time when the Merger shall become effective is referred to as the "Effective Time."

                  1.3 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., Eastern Standard Time, on the second Business Day (as defined below) after the satisfaction or (subject to applicable law) waiver of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Articles V, VI and VII (the "Closing Date"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Klehr, Harrison, Harvey, Branzburg & Ellers LLP, 260 South Broad Street, Philadelphia, Pennsylvania 19102, unless another place is agreed to in writing by the parties hereto. "Business Day" shall mean every day of the week excluding Saturdays, Sundays and Federal holidays.

                  1.4 Certificate of Incorporation and By-Laws of Surviving Corporation. The Certificate of Incorporation and By-Laws of Merger Sub shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation until thereafter amended as provided by law.

                  1.5 Directors and Officers of Surviving Corporation.

                      (a) The number of directors of the Surviving Corporation shall be as determined pursuant to the By-Laws of the Surviving Corporation. The directors of Merger Sub shall be the directors of the Surviving Corporation and will hold office from and after the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation or as otherwise provided by law or their earlier resignation or removal.

                      (b) The officers of the Surviving Corporation shall be determined by the Board of Directors of the Surviving Corporation immediately after the Effective Time, and will hold office from and after the Effective Time until their respective successors are duly appointed and qualify in the manner provided in the By-Laws of the Surviving Corporation or as otherwise provided by law or their earlier resignation or removal.

                  1.6 Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances, or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement and the transactions contemplated hereby.

                  1.7 Effect on Shares of Merger Sub and Company. At the Effective Time, by virtue of the Merger, and without any action on the part of the Celltech Stockholders, all issued and outstanding shares of Celltech Common Stock (other than shares owned by Celltech) shall be converted into the following (the "Merger Consideration") to be distributed among the Celltech Stockholders, pro rata on a per share equivalent basis:

                      (a) the right to receive an aggregate $262,599 (the "Merger Cash");

                      (b) 1,663,126 shares of CTIG Class A Common Stock, par value .01 per share ("Class A Common Stock") subject to adjustment (the "Merger Stock"), if any, as follows:

                          (i) in the event that the Average Market Price Per
Share (as defined below) of the CTIG Class A Common Stock on the Closing Date is greater than $3.00, to a maximum of $3.75, or below $3.00 to a minimum of $2.25, then the number of shares of Merger Stock shall be determined by dividing $4,989,378 by such Average Market Price per Share; provided that in no event will the Merger Stock be less than 1,330,501 shares nor more than 2,217,501 shares regardless of the Average Market Price per Share of CTIG Class A Common Stock.

                          (ii) 52.63158% of the Merger Stock will be delivered
at Closing (the "Closing Stock") to be distributed pursuant to Sections 1.9 through 1.15, and 47.36842% of the Merger Stock (the "Escrowed Stock") will be delivered to escrow to be held, delivered and/or cancelled in accordance with
Section 1.17.

                          (iii) For purposes of this Agreement, the "Average
Market Price per Share" of the Class A Common Stock at any date shall mean the average of the daily last reported sale price per share of the Class A Common Stock on the NASDAQ National Market System (or if such stock is then listed on the New York Stock Exchange, on such Exchange) during the most recent 20 consecutive full Business Days before such date, provided that if there was no reported sale on any such day or days, there shall be substituted the average of the closing bid and asked quotations on that Market System or Exchange on that day or days, and provided further that, if the Class A Common Stock is not listed on that Market System or Exchange on any such day or days, there shall be substituted the comparable sale price or average of bid and asked quotations on the principal national securities exchange on which such Class A Common Stock is so listed, or if not so listed on any national securities exchange, the average of the highest bid and the lowest asked quotations in the over-the-counter market that day or days.

                      (c) Each share of Celltech Common Stock owned by Celltech as treasury stock shall be cancelled.

                      (d) All shares of Celltech Common Stock shall be cancelled and retired, and each certificate representing any such shares of Celltech Common Stock shall thereafter represent only the right to receive the Merger Consideration, and any cash in lieu of fractional shares of Merger Stock, payable in exchange for such shares of Celltech Common Stock upon the surrender of such certificate for payment in accordance with Sections 1.9 and 1.15.

                  1.8 [Intentionally left blank]

                  1.9 Exchange Agent. Prior to the Effective Time, CTIG shall appoint American Stock Transfer or another commercial bank or trust company to act as exchange agent for the purpose of exchanging certificates representing Celltech Common Stock ("Certificates") for the applicable Merger Consideration (the "Exchange Agent"). At or prior to the Effective Time, CTIG shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Celltech, sufficient funds and certificates representing the applicable Merger Stock issuable at Closing pursuant to Section 1.7 in exchange for outstanding shares of Celltech Common Stock in the Merger. CTIG agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 1.12.

                  1.10 Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of a Certificate (i) a transmittal letter which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and (ii) instructions for effecting the surrender of Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with the transmittal letter, duly executed and completed in accordance with its instructions, and such other documents as may reasonably be required by the Exchange Agent, the Certificate holder shall be entitled to receive in exchange therefor (A) a pro rata portion of the Merger Cash, (B) one or more shares of Class A Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 1.7, and (C) a check in the amount equal to the cash that such holder has the right to receive in lieu of any fractional shares of Class A Common Stock pursuant to Section 1.12. All Certificates so surrendered shall be canceled. No interest will be paid or will accrue on any cash so payable.

                  1.11 Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to shares of Class A Common Stock with a record date after the Effective Time shall be paid to the holder of any un-surrendered Certificate with respect to the shares of Class A Common Stock that such holder would be entitled to receive upon surrender of such Certificate, and no cash payment in lieu of fractional shares of Class A Common Stock shall be paid to any such holder until such holder shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to such holder of shares of Class A Common Stock issuable in exchange therefor, without interest, promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Class A Common Stock to which such holder is entitled pursuant to Section 1.12 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Class A Common Stock.

                  1.12 No Fractional Shares of CTIG Stock. No fractional shares of Class A Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a shareholder of CTIG or a holder of shares of CTIG Class A Common Stock. Each holder of shares of Celltech Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of CTIG Class A Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of CTIG Class A Common Stock multiplied by (ii) the Average Market Price per Share of CTIG Class A Common Stock. The fractional share interests of CTIG Class A Common Stock will be aggregated, and no recordholder of Celltech Capital Stock will receive cash in an amount equal to or greater than the value of one full share of CTIG Class A Common Stock determined as of the Effective Time.

                  1.13 No Liability. None of Celltech, Merger Sub or the Exchange Agent shall be liable to any Person (as defined below) in respect of any Merger Consideration, any dividends or distributions with respect thereto or any cash in lieu of fractional shares of applicable Class A Common Stock, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. For purposes of this Agreement, "Person" shall mean any individual, corporation, partnership, limited liability company, association, trust, joint venture, unincorporated association or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof. If any Certificate shall not have been surrendered prior to six (6) months after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any dividends or distributions payable to the holder of such Certificate or any cash payable in lieu of fractional shares of Class A Common Stock pursuant to this Article I, would otherwise escheat to or become the property of any Governmental Entity(as defined below)), any such Merger Consideration, dividends or distributions in respect thereof or such cash shall, to the extent permitted by applicable law, be delivered to CTIG, upon demand, and any holders of Celltech Common Stock who have not theretofore complied with the provisions of this Article I shall thereafter look only to CTIG for satisfaction of their claims for such Merger Consideration, dividends or distributions in respect thereof or such cash. For purposes of this Agreement, "Governmental Entity" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, but not limited to, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States, or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

                  1.24 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person (such affidavit to be in a form and substance satisfactory to CTIG and containing an appropriate indemnity against claims) claiming such

Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Celltech Capital Stock formerly represented thereby, any cash in lieu of fractional shares of Class A Common Stock, and unpaid dividends and distributions on shares of Class A Common Stock deliverable in respect thereof, pursuant to this Agreement.

                  1.15 Stock Transfer Books. At the close of business, Eastern Standard Time, on the day the Effective Time occurs, the stock transfer books of Celltech shall be closed and there shall be no further registration of transfers of shares of Celltech Common Stock thereafter on the records of Celltech. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Celltech Common Stock formerly represented thereby, except as otherwise provided herein or by law.

                  1.16 CTIG Dissenting Shares. Notwithstanding anything in this Agreement to the contrary and unless provided for by applicable law, holders of shares of CTIG Class A Common Stock that are issued and outstanding immediately prior to the Effective Time and that are owned by stockholders who have properly perfected their rights of appraisal within the meaning of Section 262 of the DGCL (the "CTIG Dissenting Shares") shall be entitled to payment of the fair value of such CTIG Dissenting Shares determined in accordance with Section 262 of the DGCL. If any such stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, each such share of CTIG Class A Common Stock held by such stockholder shall thereupon be deemed to remain issued and outstanding and unchanged as a validly issued, fully paid and non-assessable share of capital stock of the Surviving Corporation. CTIG shall give Celltech prompt notice of CTIG's receipt of any notice or demand for appraisal or payment pursuant to Section 262 of the DGCL, withdrawals thereof and any other instruments served in connection therewith pursuant to the DGCL and received by CTIG.

                  1.17 Escrowed Stock.

                      (a) The Escrowed Stock shall be delivered to Celltech Stockholders who received Merger Consideration at Closing only as follows:

                          (i) 50% of the Escrowed Stock will be subject to
release during the first Escrow Year (as defined below), 35% during the second Escrow Year and the final 15% during the third Escrow Year.

                          (ii) At the end of each Escrow Quarter (as defined
below) a fraction (the "Quarter Fraction") shall be determined, the numerator of which will be the actual gross revenue received from America One Communications, Inc. ("America One") minus that portion of such gross revenue attributed to postage ("America One Revenue") and the denominator of which will be $645,652. If the Quarter Fraction is 1 or greater than 1, then no later than 10 Business Days after the end of such Escrow Quarter, 25% of the Escrowed Stock that is subject to release pursuant to Section 1.17(a)(i) for the Escrow Year in which such Escrow Quarter occurs shall be released from escrow to the Celltech Stockholders. If the Quarter Fraction is less than 1, then no later than 10 Business Days after the end of such Escrow Quarter, said fraction shall be multiplied by 25% of the Escrowed Stock that is subject to release pursuant to Section 1.17(a)(i) for the Escrow Year in which such Escrow Quarter occurs, the product thereof shall be rounded to the nearest whole number, and that number of shares of the Escrowed Stock shall, no later than 10 Business Days after the end of such Escrow Quarter, be released from escrow to the Celltech Stockholders.

                          (iii) If at the end of the third Escrow Year the
proportion that all Escrowed Stock released from escrow pursuant to Section 1.17(a)(ii) bears to the total Escrowed Stock placed in escrow pursuant to
Section 1.7(b)(ii) is less than the proportion that the aggregate America One Revenue produced during all three Escrow Years bears to $7,747,821, then no later then April 30, 2003 an additional number of shares of Escrowed Stock shall be released to the Celltech Stockholders in order to eliminate such difference up to a maximum of the total Escrowed Stock remaining in escrow; provided that CTIG shall not issue any shares of CTIG Class A Common Stock in excess of the number originally placed in escrow as Escrowed Stock, regardless of the amount of such aggregate America One Revenue.

                          (iv) Notwithstanding the foregoing, if at any time
prior to the end of the third Escrow Year, CTIG sells or licenses software to America One that replaces the software that has produced the gross revenue from America One referred to in Section 2.24, resulting in a reduction or elimination of America One Revenue, then within 10 Business Days after the end of the Escrow Quarter in which such reduction or elimination first occurs, any shares of Escrowed Stock then remaining in escrow shall be released to the Celltech Stockholders.

                      (b) All releases of Escrowed Stock from escrow to the Celltech Stockholders shall be made in the same proportions to Celltech Stockholders as the Closing Stock was distributed. No fractional shares or scrip representing shares of the Escrowed Stock shall be issued pursuant to this
Section 1.17. If at any time during any Escrow Year, America One discontinues its relationship with the Surviving Corporation, then all Escrowed Stock then in escrow shall be returned to CTIG and cancelled, and no additional shares of CTIG Class A Common Stock shall be subject to issue to the Celltech Stockholders.

                      (c) For purposes of this Agreement, an "Escrow Year" shall mean each of the first three consecutive 12 calendar month periods commencing on March 1, 2000 and ending on February 28, 2003, and an "Escrow Quarter" shall mean each of the three consecutive calendar month periods within a respective Escrow Year.



                  1.18 Special Meeting.

                      (a) If required by applicable law in order to consummate the Merger, CTIG, acting through its Board of Directors, shall, in accordance with applicable law and subject to the applicable provisions of this Agreement:

                          (i) duly call, give notice of, convene and hold a
special meeting (the "Special Meeting") of its stockholders as soon as practicable following the execution of this Agreement for the purpose of considering and taking action upon the Merger and this Agreement;

                          (ii) file with the Securities and Exchange Commission
(the "SEC") under the Securities Exchange Act of 1934 as amended (the "Exchange Act"), a Proxy Statement (as defined below) and use its best efforts to obtain and furnish the information required to be included by it in the Proxy Statement and, after consultation with Celltech, to respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof and cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time following the execution of this Agreement;

                          (ii) include in the Proxy Statement the recommendation
of its Board of Directors that CTIG stockholders vote in favor of the approval of this Agreement and the Merger and use its best efforts to obtain the necessary approval of this Agreement and the Merger by its stockholders.

                      (b) As used in this Agreement, the term "Proxy Statement" means the letter to CTIG stockholders, notice of meeting, proxy statement and form of proxy, or the information statement, as the case may be, to be distributed to CTIG stockholders in connection with the Merger, including any schedules required to be filed with the SEC in connection therewith.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

                  Celltech and Principal Stockholder, jointly and severally, represent and warrant to CTIG and Merger Sub as follows:

                  2.1 Organization. Celltech is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. It is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, operations, assets, financial condition or results of operations of Celltech or on the ability of Celltech to consummate the transactions contemplated by this Agreement or perform its obligations hereunder (a "Material Adverse Effect"). Celltech has delivered to CTIG complete and correct copies of its certificate of incorporation and bylaws as currently in effect. It does not own any equity interests in any corporation, partnership, limited liability company or other entity.

                  2.2 Capitalization. Celltech's authorized capital stock consists of 2,352.941 shares of Celltech Common Stock. Schedule 2.2 of the Celltech Disclosure Schedules delivered to CTIG and Merger Sub together with this Agreement (the "Celltech Disclosure Schedules") sets forth all stockholders of Celltech and the issued and outstanding shares of Celltech Common Stock issued to each stockholder. There are not now, and at the Effective Time there will not be, any existing options, warrants, calls, subscriptions, or other rights, agreements or commitments obligating Celltech to issue, transfer or sell any shares of capital stock of or any other securities convertible into or evidencing the right to subscribe for any such shares. All issued and outstanding shares of Celltech Common Stock are duly authorized and validly issued, fully paid, non-assessable and free of preemptive rights with respect thereto.

                  2.3 Authority.

                      (a) Celltech has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by its Board of Directors, and no corporate proceedings are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Celltech, and it constitutes a legal, valid and binding agreement of Celltech, enforceable against Celltech in accordance with its terms.

                      (b) The provisions of Section 203 of the DGCL do not apply to the transactions contemplated by this Agreement.

                  2.4 No Violations; Consents and Approvals.

                      (a) Neither the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby nor compliance by Celltech with any of the provisions hereof will (i) violate any provision of its certificate of incorporation or by-laws, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default, or give rise to any right of termination, cancellation or acceleration or any right which becomes effective upon the occurrence of a merger, consolidation or change in control, under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture or other instrument of indebtedness for money borrowed to which it is a party, or by which it or any of its properties is bound, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default, or except as set forth in Schedule 2.4 of the Celltech Disclosure Schedules give rise to any right of termination, cancellation or acceleration or any right which becomes effective upon the occurrence of a merger, consolidation or change in control, under, any of the terms, conditions or provisions of any license, franchise, permit or agreement to which it is a party, or by which it or any of its properties is bound, or (iv) violate any statute, rule, regulation, order or decree of any public body or authority by which it or any of its properties is bound, excluding from the foregoing clauses (iii) and (iv) violations, breaches, defaults or rights which, either individually or in the aggregate, would not have a Material Adverse Effect on Celltech or materially impair its ability to consummate the transactions contemplated hereby or for which it has received or, prior to the Closing Date, shall have received appropriate consents or waivers.

                      (b) No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required by Celltech in connection with the execution and delivery of this Agreement or the consummation by it of the transactions contemplated hereby, except the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

                  2.5 Financial Statements.

                      (a) Celltech has provided CTIG the following financial statements: (i) balance sheets as of December 31, 1998 and December 31, 1999 which have been reviewed by John Massanova, C.P.A., and (ii) statements of income for the years ended December 31, 1998 and December 31, 1999 which have been reviewed by John Massanova, C.P.A. As of their respective dates, the Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented its financial position as at the dates thereof and the results of its operations and statements of cash flows for the periods then ended (subject, in the case of unaudited statements, to the lack of footnotes thereto, to normal year-end audit adjustments and to any other adjustments described therein).

                      (b) As soon as practicable after the date hereof, Celltech shall provide CTIG the following financial statements (the "Financial Statements"): (i) balance sheets as of December 31, 1998 and December 31, 1999 audited by Arthur Andersen LLP, and (ii) statements of income for the years ended December 31, 1998 and December 31, 1999 audited by Arthur Andersen LLP. As of their respective dates, the Financial Statements will be prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and will fairly present Celltech's financial position as at the dates thereof and the results of its operations and statements of cash flows for the periods then ended. The December 31, 1999 audited balance sheet is referred to as the "Balance Sheet" and the date thereof as the "Balance Sheet Date."

                      (c) There are no liabilities or obligations of Celltech accrued, absolute, or contingent and whether due or to become due, other than liabilities and obligations (i) reflected, or adequately reserved against, in the Balance Sheet, (ii) arising in the ordinary course of business subsequent to the date of the Balance Sheet, or (iii) which, individually or in the aggregate, would not have a Material Adverse Effect.

                  2.6 Absence of Certain Changes. Since the Balance Sheet Date, Celltech's business has been conducted in the ordinary course consistent with past practices and, except as disclosed in Schedule 2.6 to the Celltech Disclosure Schedules, there has not been:

                      (a) any change, event or development having, or that could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Celltech;

                      (b) any amendments or changes in its Certificate of Incorporation or bylaws;

                      (c) any material damage to, destruction or loss of any of its assets (whether or not covered by insurance);

                      (d) any change by Celltech in its accounting methods, principles or practices;

                      (e) any revaluation by Celltech of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                      (f) any sale of a material amount of assets of Celltech, except for the sale of inventory in the ordinary course of business;

                      (g) any declaration, setting aside or payment of any dividend or distribution in respect of any of its capital stock or any redemption, purchase or other acquisition of any of its securities;

                      (h) any entry by Celltech into any commitment or transaction material to it, including, without limitation, any long-term supply agreements or partnership, joint venture or other similar arrangements;

                      (i) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, profit sharing, stock option (including without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any increase in the compensation payable to any officers or key employees of Celltech except in the ordinary course of business consistent with past practice;

                      (j) any issuance, delivery, or sale of, or authorization of the issuance, delivery or sale of, any share of capital stock or any options or rights with respect thereto, or modification or amendment of any right of any holder of outstanding shares of capital stock or options with respect thereto; or

                      (k) any incurring of (which shall be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness for borrowed money or guarantee of any such indebtedness other than in the ordinary course of business consistent with past practice.

                  2.7 Legal Proceedings. Except as disclosed in Schedule 2.7 of the Celltech Disclosure Schedules there is no (a) claim, action, suit or proceeding pending or, to its best knowledge, threatened, against or relating to it or any of its assets before any court or Governmental Entity, or (b) outstanding judgment, order, writ, injunction or decree, or application, request or motion therefor, of any court or Governmental Entity in a proceeding to which Celltech is a party.

                  2.8 Compliance with Laws and Agreements. Celltech is not (a) in violation of or noncompliance with any statute, law, ordinance, regulation, rule or order of any Governmental

Entity, or any judgment, decree or order of any court, applicable to its business or operations or (b) in violation, breach or default (with or without due notice or lapse of time or both) under any of the terms, conditions or provisions of any agreement to which it is a party, or by which its properties are bound, except where any such violations or failures to comply or breaches or defaults would not, individually or in the aggregate, have a Material Adverse Effect. Celltech has all permits, licenses, authorizations and franchises from Governmental Entities required to conduct its business as now being conducted, except for such permits, licenses and franchises the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

                  2.9 SEC Filing Information. If a Proxy Statement is required for the consummation of the Merger under applicable law, the information supplied or to be supplied by Celltech for inclusion in the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading.

                  2.10 State Antitakeover Statutes. No "business combination," "moratorium," "control share" or other state antitakeover statute or regulation
(a) prohibits or restricts Celltech's ability to perform its obligations under this Agreement or its ability to consummate the transactions contemplated hereby, (b) would have the effect of invalidating or voiding this Agreement, or any material provision hereof, or (c) would subject CTIG or Merger Sub to any material impediment or condition in connection with the exercise of any of their respective rights under this Agreement or with respect to Celltech or the Surviving Corporation.

                  2.11 Broker's Fees. Except for the engagement of PASCO Business Trust ("PASCO") by Celltech, neither Celltech, any of its directors or officers nor Principal Stockholder has employed any broker, finder or financial advisor or incurred any liability for any broker's fees, commissions, or financial advisory or finder's fees in connection with any of the transactions contemplated by this Agreement. The Celltech Stockholders hereby assign to PASCO, effective as of the Closing Date, their right to receive the Merger Cash, on a pro rata basis, to pay all fees and expenses due PASCO, to an amount not to exceed $262,599.


                  2.12 Environmental Matters. Except as set forth in Schedule
2.12 of the Celltech Disclosure Schedules or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) to Celltech's knowledge no real property or any part thereof currently or formerly owned or operated by Celltech is contaminated with any Hazardous Substance (as defined herein) to an extent or in a manner or condition which may reasonably be expected to require investigation or remediation under any Environmental Law (as defined herein), (b) no judicial or administrative action, suit or other proceeding is pending or to the knowledge of Celltech, threatened relating to or arising out of any Environmental Law, including, but not limited to, claims with respect to off-site disposal, off-site contamination, personal injury, property damage or natural resources damages, (c) Celltech has not received any claims, orders, citations, demands, requests for information or other notices alleging or concerning liability or assessing a penalty under any Environmental Law; and neither Celltech nor any of its operations is or has been in violation of or has any liability under an applicable Environmental Law and no condition or event has occurred with respect to Celltech that would constitute a violation of or create liability under such Environmental Law, whether accrued, contingent, absolute, determined, determinable or otherwise, except for any conditions or violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (d) no expenditures by Celltech to maintain or achieve compliance with applicable Environmental Laws during the three (3) year period following the date hereof are anticipated except where such expenditures, individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. "Environmental Law" means any applicable federal, state or local law, including common law, regulation, permit, license, certificate or other authorization, agreement, standard, directive, order, decree, judicial opinion or any other enforceable governmental authority requirement relating to noise, odor, Hazardous Substances, public and worker health and safety or the protection of the environment. "Hazardous Substance" means any toxic, hazardous or dangerous material, substance, chemical, waste, pollutant or contaminant, including, but not limited to petroleum and petroleum containing products, asbestos containing materials, PCBs and radioactive substances that is regulated by or under authority of any Environmental Law.

                  2.13 Intellectual Property Rights.

                       (a) Celltech owns or has the right to use all Intellectual Property Rights (as defined below) necessary to the conduct of its business. Schedule 2.13 of the Celltech Disclosure Statement contains a list of all patents, trademarks, trade names, service marks, and registered copyrights and any application for the foregoing owned by Celltech. Celltech has clear and unencumbered title to the Intellectual Property Rights set forth in Schedule
2.13 of the Celltech Disclosure Schedules and such title has not been challenged (pending or, to its best knowledge, threatened) by others except for the encumbrances listed in Schedule 2.13 of the Celltech Disclosure Schedules.
Schedule 2.13 of the Celltech Disclosure Schedules also contains a list of invention disclosures for which applications for patent are in progress. No material rights or licenses to use the Intellectual Property Rights have been granted or acquired by Celltech except those listed in Schedule 2.13 of the Celltech Disclosure Schedules. Except as listed in Schedule 2.13 of the Celltech Disclosure Schedules, there have been no claims or assertions made or, to Celltech's best knowledge, threatened by others that Celltech does not own or have the right to use all Intellectual Property Rights or that Celltech has infringed or will infringe any Intellectual Property Rights of others and, to the knowledge of Celltech, there has been no such infringement by the Celltech. Except as listed in Schedule 2.13 of the Celltech Disclosure Schedules, Celltech has no knowledge of any infringement of Intellectual Property Rights of Celltech by others. All such registered patents, trademarks, service marks, and copyrights owned by Celltech are in good standing, and are recorded in the name of Celltech. True and complete copies of all material listed in Schedule 2.13 of the Celltech Disclosure Statement have been delivered to CTIG.

                       (b) Except as set forth in Schedule 2.13 of the Celltech Disclosure Schedules, none of the processes, techniques and formulae, research and development results and other know-how relating to the business of Celltech, the value of which to Celltech is contingent upon maintenance of the confidentiality thereof has been disclosed by Celltech or any affiliate to any third party other than third parties who are bound to hold such information in confidence pursuant to confidentiality agreements or by operation of law, other than any such disclosure which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                     (c) "Intellectual Property Rights" shall mean and include rights relating to patents, trademarks, service marks, trade names, copyrights, mask works, inventions, processes, trade secrets, know-how, confidentiality agreements, consulting agreements, software and documentation.

         2.14 Taxes. Except as set forth in Schedule 2.14 of the Celltech Disclosure Schedules (a) Celltech has prepared and timely filed or will timely file with the appropriate governmental agencies all franchise, income and all other Tax (as defined below) returns and reports (Tax returns and reports are hereinafter collectively referred to as "Tax Returns") required to be filed for any period on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of the Celltech (Schedules for which the past three fiscal years have been delivered to CTIG to be followed by delivery of returns to CTIG as requested) ; (b) all Taxes of Celltech due (whether or not reported) in respect of the pre-Merger period have been paid in full to the proper authorities or fully accrued, other than such Taxes as are being contested in good faith by appropriate proceedings and are adequately reserved for in accordance with GAAP; (c) all deficiencies resulting from Tax examinations of federal, state and foreign income, sales and franchise and all other Tax Returns filed by the Celltech have either been paid or adequately reserved for in accordance with GAAP; (d) no deficiency has been asserted or assessed against Celltech and is pending, and no examination of Celltech is pending or, to Celltech's best knowledge, threatened for any amount of Tax by any taxing authority (with respect to any such action, Schedule 2.14 of the Disclosure Statement sets forth the periods at issue and the category of Tax, and the examining authority's and any corresponding revenue agents' reports relating to the issue have been delivered to CTIG); (e) no extension of the period for assessment or collection of any Tax is currently in effect and no extension of time within which to file any Tax Return has been requested, which Tax Return has not since been filed; (f) no Tax liens have been filed with respect to any Taxes; (g) Celltech has made timely payments of the Taxes required to be deducted and withheld from the wages paid to its employees; and
(h) Celltech is not obligated to make any payments that would constitute excess parachute payments within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code.")

         "Tax" or "Taxes" shall mean all federal, state, local and foreign taxes, duties, levies, charges and assessments of any nature, including social security payments and deductibles relating to wages, salaries and benefits and payments to sub-contractors (to the extent required under applicable Tax law), and also including all interest, penalties and additions imposed with respect to such amounts.

         2.15 Employee Benefit Plans.

              (a) Schedule 2.15 of the Celltech Disclosure Schedules identifies each employment, severance or similar contract or arrangement (whether or not written) or any plan, policy, fund, program or contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that
(i) has been entered into, maintained, administered or contributed to, as the case may be, by Celltech and (ii) covers any employee or former employee (each, an "Employee Plan").

                       (b) Celltech has furnished or made available to CTIG copies of the Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof, together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and the most recent actuarial valuation report prepared in connection with any Employee Plan.

                       (c) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and each trust related thereto has been determined to be exempt from tax pursuant to Section 501(a) of the Code, and Celltech is not aware of any event that has occurred since the date of such determinations that would adversely affect such qualification or tax exempt status. Celltech has provided CTIG with the most recent determination letter of the Internal Revenue Service relating to each such Employee Plan. Each Employee Plan has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code.

                       (d) No Employee Plan is a multi-employer plan as defined in Section 3(37) of ERISA or is a plan subject to Title IV of ERISA.

                       (e) Celltech does not have any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of Celltech, except as required to avoid excise tax under Section 4980B of the Code.

                       (f) Except as set forth in Schedule 2.15 of the Celltech Disclosure Schedules, there has been no amendment to, written interpretation of or announcement (whether or not written) by Celltech relating to, or change in employee participation or coverage under, any Employee Plan that would increase materially the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof.

                       (g) Other than as described in Schedule 2.15 of the Celltech Disclosure Schedules, no employee or former employee of Celltech will become entitled to any bonus, retirement, severance, job security or similar benefit or an enhancement of such benefit (including acceleration of vesting or exercise of an incentive award) under any Employee Plan as a result of the transactions contemplated hereby.

                  2.16 Insurance. Schedule 2.16 to the Celltech Disclosure Schedules is an accurate and complete list and description of all insurance policies currently owned or maintained by Celltech (excluding insurance policies that constitute Employee Benefit Plans) in connection with or for the benefit of its business and all liability and errors and omissions insurance policies owned or maintained by it or any of its predecessors at any time during the five years prior to the date of this Agreement. Except as described in Schedule 2.16, all such insurance policies are or were on an "occurrence" rather than a "claims made" basis. Celltech has not received notice of cancellation with respect to any such current insurance policy, and there is no basis for the insurer thereunder to terminate any such current insurance policy. Each such insurance policy is or was in full force and effect during the period(s) of coverage indicated on Schedule 2.16. Except as described on Schedule 2.16, there are no claims that are pending under any of the Insurance Policies described on
Schedule 2.16.

                  2.17 Contracts.

                       (a) Schedule 2.17 is an accurate and complete list of all of the following types of Contracts to which Celltech is a party or by which Celltech is bound (collectively, the "Contracts"), grouped into the following categories and, where applicable, subdivided by product line: (a) each customer Contract; (b) each supplier Contract, each Contract for the purchase, lease or maintenance of computer equipment and other equipment and each Contract for the purchase, license, lease or maintenance of software under which Celltech is the purchaser, licensee, lessee or user; (c) Contracts for the purchase or lease of real property or otherwise concerning real property owned or used by Celltech including a description of the real property; (d) loan agreements, mortgages, notes, guarantees and other financing Contracts; (e) employment, consulting and sales representative Contracts other than those for "at will" employment; (f) Contracts under which any rights in or ownership of Celltech's business, any predecessor thereof, or any part of the customer base or business of Celltech's business was acquired; and (g) other Contracts (excluding Contracts which constitute insurance policies listed on Schedule 2.16, this Agreement and all other Contracts entered into between Celltech and CTIG, or among Celltech, CTIG and other parties in connection herewith). A description of each oral Contract is included on Schedule 2.17, and copies of each written Contract have been delivered to CTIG. Except as described in Schedule 2.17, with respect to each of the Contracts, neither Celltech nor, to the knowledge of Celltech, any other party thereto, is in breach, default or violation of any term, condition or provision of any Contract, except for any breaches, defaults or violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as described in Schedule 2.17, Celltech has not given or received any notice of default or notice of termination with respect to any Contract.

                       (b) Each Contract is a valid, binding and enforceable obligation of Celltech and, to the knowledge of Celltech, of each party thereto, and is in full force and effect, except where the failure to be valid, binding and enforceable and in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither Celltech nor, to the knowledge of Celltech, any party thereto, is in breach, default or violation of any term, condition or provision of any Contract, except for any breaches, defaults or violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  2.18 Properties.


                       (a) Schedule 2.18 to the Celltech Disclosure Schedules sets forth all tangible personal property owned by Celltech and all real property owned or leased by Celltech, as of the date of this Agreement. Except as set forth in Schedule 2.18, Celltech has good and marketable title, or valid leasehold rights in the case of leased property, to all real property and all personal property purported to be owned or leased by it, free and clear of all liens, security interests, claims, encumbrances and charges, excluding (i) liens for fees, taxes, levies, imposts, duties or governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof, (ii) liens for mechanics, materialmen, laborers, employees, suppliers or other liens arising by operation of law for sums which are not yet delinquent or are being contested in good faith by appropriate proceedings, and (iii) purchase money liens on office, computer and related equipment and supplies incurred in the ordinary course of business. All buildings, and all fixtures, equipment and other property and assets held under leases or sub-leases by Celltech are held under valid instruments enforceable in accordance with their respective terms, except to the extent that certain leases for equipment set forth on Schedule 2.18 to the Celltech Disclosure Schedule prohibit an assignment, merger or change of control of Celltech, and the violation of which prohibition or loss of such lease, alone or in the aggregate, would not have a Material Adverse Effect on Celltech or the Surviving Corporation . The tangible personal property of Celltech has no material defects and is in good operating condition and repair (ordinary wear and tear excepted) and is adequate for its current uses. None of such tangible personal property is in need of maintenance or repairs except for ordinary routine maintenance and repairs that are not material in nature or cost.

                       (b) Except as set forth on Schedule 2.18, consummation of the Merger will not result in any breach of or constitute a default (or an event with which notice or lapse of time or both would constitute a default) under, or give to others any rights of termination or cancellation or, or require the consent of others under, any lease in which Celltech is a lessee.

                  2.19 Employees and Independent Contractors. Schedule 2.19 to the Celltech Disclosure Schedules is a list of all of Celltech's employees and
(a) their titles or responsibilities; (b) their current salaries or wages; (c) their last compensation changes and the dates on which such changes were made;
(d) any specific bonus, commission or incentive plans or agreements for or with them; and (e) any outstanding loans or advances made to them. Celltech has delivered to CTIG an accurate and complete list of all bonuses, commissions and incentives paid to the employees listed on Schedule 2.19 at any time during the past twelve months. Schedule 2.19 includes a list of all sales representatives and independent contractors engaged in Celltech's business, their payment arrangements, and a brief description of their jobs or projects currently in progress. Celltech is in full compliance with all applicable statutes, laws, ordinances, rules and regulations of any Governmental Entity respecting employment practices. Celltech has never been a party to or bound by any union or collective bargaining contract, nor is any such contract currently in effect or being negotiated by or on behalf of Celltech. Celltech has not experienced any labor problem that was or is material to its business. Celltech's relations with its employees are currently on a good and normal basis, and no employee of Celltech has indicated an intention to terminate his or her employment. Celltech does not have any knowledge or belief that the transactions contemplated by this Agreement will adversely affect relations with Celltech's employees.

                  2.20 Year 2000. Celltech has put into effect practices and programs which Celltech believes will enable all material software, hardware and equipment (including microprocessors) that are owned or utilized by Celltech in the operations of its business to be capable of accounting for all calculations using a century and date sensitive algorithm for the year 2000 and the fact that the year 2000 is a leap year and to otherwise continue to function without any interruption caused by the occurrence of the year 2000.

                  2.21 Certain Interests. Except as set forth in Schedule 2.21 of the Celltech Disclosure Schedules, none of Celltech, or any of its officers, directors, or affiliates or Principal Stockholder, has (a) any direct or indirect interest (other than the ownership of less than 1% of the outstanding securities of a publicly held company) in any corporation or business that is involved in or competes with Celltech, or (b) any direct or indirect interest in any property or assets used by, or relating to, Celltech or its business, except for the ownership of Celltech's capital stock.

                  2.22 Customers and Suppliers. Schedule 2.22 of the Celltech Disclosure Schedules sets forth a list of Celltech's ten largest customers and ten largest suppliers in terms of sales and purchases, respectively, during the fiscal year ended December 31, 1999, showing the approximate total of sales by Celltech to each such customer and the approximate total purchases by Celltech from each such supplier during such year. Except as set forth on Schedule 2.22 of the Celltech Disclosure Schedules, no material adverse change has occurred in the business relationship or contracts of Celltech with any such customer or any such supplier and, to Celltech's knowledge, no facts exist and no events have occurred that could reasonably be expected to result in a material adverse change to any such relationship.

                  2.23 Accounts Receivable. Schedule 2.23 of the Celltech Disclosure Schedules sets forth a true and complete list of all accounts receivable of Celltech as of the date hereof and the aging thereof. All accounts receivable of Celltech reflected on such Schedule or subsequently created through the Effective Time (the "Accounts Receivable"), represent sales actually made or services actually performed in the ordinary course of business and are current and either have been collected in full or will be collectable in full without any setoff. Notwithstanding the foregoing, no representation or warranty is made with respect to the ability to collect an account receivable of Ameritel Communications in the amount of $406,999.09.

                  2.24 America One Revenue. The gross revenue received by Celltech from America One from March 1, 1999 to February 29, 2000 was $3,758,691, with $1,176,084 of such revenue attributed to postage.

                  2.25 Reorganization Treatment. Except as required by this Agreement, Celltech has not taken or agreed to take, and does not intend to take, any action that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the Code.

                  2.26 Disclosure. No representation or warranty by Celltech or Principal Stockholder and no statement or information relating to Celltech contained herein, or in any certificate furnished by or on behalf of Celltech to CTIG or Merger Sub in connection herewith, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IIA

                         REPRESENTATIONS AND WARRANTIES
                            OF CELLTECH STOCKHOLDERS

         Each Celltech Stockholder severally makes the following representations, warranties and agreements to and with CTIG and Merger Sub:

         2A.1 Ownership of Celltech Common Stock. He or she owns the number of shares of Celltech Common Stock set forth under his or her name on the signature page to this Agreement. He or she has good, marketable and unencumbered title to such shares, free and clear of all liens, security interests, pledges, claims, encumbrances, options and rights of others. There are no restrictions on his or her right to transfer such shares pursuant to this Agreement. No transfer of record ownership of, or beneficial interest in, any of such shares will be made between the date hereof and the Effective Time.

         2A.2 Agreement Not in Breach of Other Instruments Affecting Celltech Stockholders. The execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof by the Celltech Stockholder, will not result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, any agreement or other instrument by which he or she is bound, any judgment, decree, order, or award of any court, Governmental Entity, or arbitrator, or any applicable law, rule or regulation.

         2A.3 Valid and Binding Agreement. This Agreement constitutes the valid and binding obligation of the Celltech Stockholder, and is enforceable against him or her in accordance with its terms.

         2A.4 No Claims Against Celltech. The Celltech Stockholder, as of the date of this Agreement, has no claims, no intent to assert any claims and no basis to make any claims, against Celltech, for any reason.

         2A.5 Further Assurances. The Celltech Stockholder will take such actions, and shall execute such additional documents, as shall be necessary or appropriate, to effectuate the Merger and the transactions contemplated by this Agreement.

         2A.6 Shareholder Meeting. The Celltech Stockholder agrees to vote all of his or her shares of Celltech Common Stock in favor of the Merger and this Agreement at any meeting called for the authorization and approval thereof, or to execute any consents in writing in lieu of such meeting.

         2A.7 Reorganization Treatment. Except as required by this Agreement, the Celltech Stockholder has not taken or agreed to take, and does not intend to take, any action that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the Code.


                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF CTIG AND MERGER SUB

         CTIG and Merger Sub hereby jointly and severally represent and warrant to Celltech and the Celltech Stockholders as follows:

         3.1 Organization. Each is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and each has all requisite corporate power and authority to own, lease and operate its respective properties and to carry on its respective businesses as now being conducted. Each is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, licensed or operated by it or the nature of the business conducted by it makes such qualification necessary, except where failure to be so duly certified or licensed and in good standing would not, individually and or in the aggregate, have a Material Adverse Effect.

         3.2 Authority. Each has full corporate power and authority to execute and deliver this Agreement and, subject to approval of CTIG's stockholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by their respective Boards of Directors and by CTIG as the sole stockholder of Merger Sub, and no other corporate proceedings are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by CTIG and Merger Sub and, it constitutes a legal, valid and binding agreement of CTIG and Merger Sub, enforceable against each of them in accordance with its terms.

         3.3 No Violations; Consents and Approvals.


             (a) Neither the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby nor compliance by CTIG and Merger Sub with any of the provisions hereof will violate any provision of their respective certificates of incorporation or by-laws.

             (b) No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required by CTIG or Merger Sub in connection with the execution and delivery of this Agreement or the consummation by either of the transactions contemplated hereby, except (i) in connection, or in compliance, with the provisions of the Exchange Act, (ii) the Proxy Statement, if required (iii) the Form S-4 (as defined in
Section 4.5), (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (v) such consents, approvals, orders, authorizations, notifications, approvals, registrations, declarations and filings as may be required under the corporation, takeover or blue sky laws of various states and (vi) such other consents, orders, authorizations, registrations, declarations and filings not obtained prior to the Effective Time the failure of which to be obtained or made would not, individually or in the aggregate, materially impair the ability of CTIG or Merger Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby or for which they have received or, prior to the Closing Date shall have received, appropriate consents or warranties.

                  3.4 Legal Proceedings. There is no (a) claim, action, suit or proceeding pending or, to CTIG's best knowledge, threatened, against or relating to it or any of its subsidiaries or any of their respective assets before any court or Governmental Entity or (b) outstanding judgment, order, writ, injunction or decree, or application, request or motion therefor, of any court or arbitration tribunal or Governmental Entity in a proceeding to which CTIG or any of its subsidiaries is a party, except any such claim, action, suit or proceeding or judgment, order, writ, injunction, decree, application, request or motion which would not, individually or in the aggregate, materially impair the ability of CTIG or Merger Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                  3.5 Proxy Statement. If a Proxy Statement is required for consummation of the Merger under applicable law, none of the information to be supplied by CTIG or Merger Sub for inclusion or incorporation by reference in such Proxy Statement at the time of its mailing to its stockholders and at the time of the Special Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                  3.6 Broker's Fees. Neither CTIG nor Merger Sub or any of their respective directors or officers has employed any broker, finder or financial advisor or incurred any liability for any broker's fees, commissions, or financial advisory or finder's fees in connection with any of the transactions contemplated by this Agreement.

                  3.7 Capitalization of Merger Sub. The authorized capital stock of Merger Sub consists of 1,000 shares of its common stock, $.01 par value per share. 500 such shares are outstanding and owned beneficially and of record by CTIG. All such outstanding shares were duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding options, warrants or other rights to acquire any capital stock of Merger Sub.

                  3.8 CTIG Disclosures. (a) CTIG has made available to the Celltech Stockholders the following documents:

                      (a) CTIG's Annual Report on Form 10-K for the fiscal year ended March 31, 1999

                      (b) CTIG 's Proxy Statement for its 1999 annual meeting of stockholders;

                      (c) CTIG's Current Report on Form 8-K dated February 22, 2000;

                      (d) and CTIG's Form 10-Q for the quarterly period ended December 31, 1999.

         CTIG will provide the Celltech Stockholders with a copy of the Prospectus (as defined in Section 4.5) at the same time it is provided to stockholders of Centillion Data System, Inc.

         Since December 31, 1999, CTIG has filed with the SEC all forms, reports and documents required to be filed by it pursuant to the federal securities laws and the rules and regulations promulgated by the SEC thereunder, and each such form, report and document complied in all material respects with the applicable substantive requirements of the Securities Act and the Exchange Act as in effect at the time of the filing of such form, report or document.

         3.9 Merger Stock. The Merger Stock (i) prior to Closing will be duly authorized, (ii) upon issuance, delivery and payment therefor in the manner described herein, will be validly issued, fully paid and nonassessable, (iii) prior to Closing will be registered under the Securities Act as set forth in
Section 4.5 and upon issuance will not be listed and will be traded in the over the counter market, (iv) will conform to the description thereof contained in the Form S-4, (v) will be evidenced by certificates bearing no restrictive legends relating to the securities laws, and (vi) subject to the foregoing, the escrow of the Escrowed Stock and any restrictions on Principal Stockholder as the result of any "affiliate" status under the securities laws, may be resold by the holders thereof without further registration under the Securities Act, except to the extent set forth in Section 4.5.

         3.10 Reorganization Treatment. Except as required by this Agreement, neither CTIG nor Merger Sub has taken, agreed to take, or intends to take any action that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the Code.

                                    ARTICLE

                                    COVENANTS

         4.1 Conduct of Business of Celltech. Except as contemplated by this Agreement or as expressly agreed to in writing by CTIG, during the period from the date of this Agreement to the Effective Time, Celltech will conduct its operations according to its ordinary course of business consistent with past practice, and will use all commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and will take no action which would materially adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, Celltech will not, without the prior written consent of CTIG:

             (a) amend its certificate of incorporation or by-laws;

             (b) authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of any class of its capital stock or any securities convertible into shares of any class of its capital stock;

             (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or purchase, redeem or otherwise acquire any shares of its capital stock;

             (d) (i) create, incur, assume, maintain or permit to exist any long-term debt or any short-term debt for borrowed money other than under existing lines of credit or replacements thereof, or the negotiation of a capital lease or buy-out agreement with Pitney Bowes at the expiration of the current lease for a mail-inserter machine (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any Person, or (iii) make any loans, advances or capital contributions to, or investments in, any Person;

             (e) except as otherwise expressly contemplated by this Agreement or as set forth in Schedule 4.1 of the Celltech Disclosure Statement, (i) increase in any manner the compensation of any of its directors, officers or other employees (other than regularly scheduled raises for employees other than Principal Stockholder), or pay any bonuses to any director or officer or to Principal Stockholder; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required, or enter into or agree to enter into any agreement or arrangement with such director, officer or employee, whether past or present, relating to any such pension, retirement allowance or other employee benefit except as required under currently existing agreements, plans or arrangements; (iii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees; or (iv) except as may be required to comply with applicable law, become obligated under any new pension plan, welfare plan, multi-employer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the date hereof, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other benefit plan, agreement or arrangement, or employment or consulting agreement with or for the benefit of any Person, or amend any of such plans or any of such agreements in existence on the date hereof;

             (f) except as otherwise expressly contemplated by this Agreement, enter into any material agreements, commitments or contracts, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business, consistent with past practices; provided that Celltech shall not enter into any agreement, commitment or contract that requires payments by Celltech in excess of $50,000 without the prior written consent of CTIG, which shall not be unreasonably withheld;

             (g) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into, any agreement in principle or any agreement with respect to any plan of liquidation or dissolution, any sale, transfer, lease, license, pledge, mortgage, or other disposition or encumbrance of a material amount of assets or securities or any change in its capitalization, or any entry into a material contract or any amendment or modification of any material contract or any release or relinquishment of any material contract rights;

                       (h) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or all or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or enter into any new material line of business outside its existing core businesses;

                       (i) knowingly undertake any act, or suffer to exist any condition, causing any insurance policy naming it as a beneficiary or a loss payee to be canceled or terminated;

                       (j) take any action that would, or could reasonably be expected to, result in (i) any of the conditions to the Merger set forth in
Article V and VI not being satisfied or (ii) a material delay in the satisfaction of such conditions;

                       (k) make any material change in its methods of accounting in effect at the Balance Sheet Date, except as required by changes in GAAP as concurred in by its independent auditors, or change its fiscal year;

                       (l) take any action that would cause the representations and warranties set forth in Article II to no longer be true and correct;

                       (m) commit to any capital expenditures, other than those incurred or committed in the ordinary course of business and which are not in excess of $15,000, individually or $50,000 in the aggregate; or

                       (n) agree to do or authorize any of the foregoing.

                  4.2 No Solicitation by Celltech. Celltech and Principal Stockholder, jointly and severally, represent and warrant to, and covenant and agree with, CTIG and Merger Sub that Celltech does not have any agreement, arrangement or understanding with any other potential acquiror. Celltech and each Celltech Stockholder agrees that from and after the date hereof and until the earlier of the consummation of the Merger or the termination of this Agreement, they shall, and Celltech and Principal Stockholder shall cause Celltech's officers, directors, advisors, investment bankers, agents and attorneys to (a) not solicit (or authorize any Person to solicit), directly or indirectly, any inquiries, proposals or offers from any Person relating to any acquisition or purchase of all or substantially all the assets of, or any equity interest in, or any merger, consolidation or business combination with Celltech (the foregoing being referred to as an "Acquisition Transaction"), (b) not enter into any agreement with respect to any Acquisition Transaction, and (c) not elicit any discussions of, participate in any negotiations regarding, cooperate with, facilitate or encourage an Acquisition Transaction or furnish to any other Person any information concerning Celltech in connection therewith. Celltech shall immediately notify CTIG if any unsolicited proposal or offer with respect to an Acquisition Transaction is received by Celltech and communicate to CTIG the terms of any such proposal or offer.

                  4.3 Access to Information.

                      (a) From the date of this Agreement until the Effective Time, Celltech will continue to give CTIG and its authorized representatives (including counsel, consultants, financial advisors, accountants and auditors) reasonable access during normal business hours to all of its facilities, personnel and operations and to all of its books and records, will continue to permit CTIG to make such inspections as it may reasonably require and will continue to cause its officers to furnish CTIG with such financial and operating data and other information with respect to its business and properties as CTIG may from time to time reasonably request.

                      (b) Each of the parties will hold, and CTIG, Merger Sub and Celltech will cause all of their respective employees and representatives to hold, in strict confidence all documents and information furnished to the other in connection with the transactions contemplated by this Agreement.

                  4.4 CTIG Proxy Statement and Special Meeting.

                      (a) If required by applicable law, CTIG shall file the Proxy Statement with the SEC as soon as practicable after the execution of this Agreement. Celltech shall promptly furnish to CTIG all information, and take such other actions, as may reasonably be requested by CTIG in connection with the Proxy Statement. The Proxy Statement shall state that the Board of Directors of CTIG has, subject to the applicable provisions of this Agreement, (i) approved the Merger and (ii) determined that the Merger is fair and in the best interest of the stockholders of CTIG.

                      (b) CTIG agrees that the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Special Meeting, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by CTIG in reliance upon and in conformity with information concerning Celltech to be furnished by it for use in the Proxy Statement. Celltech agrees that none of the information to be furnished in writing to CTIG for use in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Special Meeting, will include any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event shall occur which is required to be described in the Proxy Statement, the party that becomes aware of such event shall immediately notify the other parties and such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of CTIG. CTIG will advise Celltech promptly after it receives notice thereof, of any comments by the SEC on the Proxy Statement and the responses thereto and of any requests by the SEC for additional information.

                      (c) If required by applicable law, CTIG shall call the Special Meeting, to be held as promptly as practicable in accordance with applicable law for the purpose of voting upon the adoption of this Agreement and the approval of the Merger.

                  4.5 Preparation of Form S-4; Stockholders Meeting. As promptly as practicable following the date hereof, CTIG shall prepare and file with the SEC a Registration Statement on Form S-4 with respect to the issuance of the Closing Stock (the "Form S-4") in which a Proxy Statement (which may be a Proxy Statement/Prospectus if the Special Meeting and Proxy Statement is required by applicable law) will be included (the "Prospectus"). The Form S-4 shall also register the Escrowed Stock on a "shelf" basis to be valid until the first of the following to occur: (a) April 30, 2003, (b) the release to the Celltech Stockholders and/or return to CTIG of all Escrowed Stock pursuant to Section 1.17, or (c) the longest period allowed by law, regulation or the SEC. The Form S-4 and Prospectus shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act. CTIG shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after filing with the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Merger. The parties shall promptly provide copies to and consult with each other and prepare written responses with respect to any written comments received from the SEC with respect to the Form S-4 and the Prospectus and promptly advise the other party of any oral comments received from the SEC. CTIG agrees that none of the information supplied or to be supplied by CTIG for inclusion or incorporation by reference in the Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Special Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Celltech agrees that none of the information supplied or to be supplied by Celltech for inclusion or incorporation by reference in the Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Special Meeting will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. CTIG agrees that upon release of any of the Escrowed Stock to the Celltech Stockholders pursuant to Section 1.17 (i) CTIG shall file, from time to time, as applicable, such supplemental prospectus for each such "shelf takedown" as may be required by the SEC in respect thereof, and otherwise comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act, and (ii) such released shares will be evidenced by certificates bearing no restrictive legends relating to the securities laws, and, subject to any restrictions on Principal Stockholder as the result of any "affiliate" status under the securities laws, may be resold by the holders thereof without further registration under the Securities Act.

                  4.6 Reasonable Best Efforts; Other Actions. Subject to the terms and conditions of this Agreement and applicable law, the parties shall use all commercially reasonable best efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, consistent with the fiduciary obligations of the respective Board of Directors, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (a) the obtaining of all necessary consents, approvals or waivers from third parties that are required in connection with the Merger, and (b) the lifting of any legal bar to the Merger.

                  4.7 Public Announcements. Before issuing any press release or otherwise making any public statements with respect to transactions contemplated by this Agreement, CTIG and Celltech will consult with each other as to its form and substance and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

                  4.8 Notification of Certain Matters. Each of Celltech and CTIG shall give prompt notice to the other of (a) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of Celltech or to which Celltech is a party or is subject, (b) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, (c) the occurrence or non-occurrence of any fact or event which would be reasonably likely (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (ii) to cause any material covenant, condition or agreement hereunder not to be complied with or satisfied in all material respects and (d) any failure of CTIG or Celltech, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder.

                  4.9 Expenses. Except as set forth in Section 2.11, the parties shall bear their respective expenses incurred in connection with the transactions contemplated by this Agreement, including, without limitation, the preparation, execution and performance of this Agreement and the transactions contemplated hereby, and all fees and expenses of their respective investment bankers, finders, brokers, agents, representatives, counsel and accountants; provided that CTIG shall reimburse Celltech for fees it pays to Arthur Andersen LLP to prepare the Financial Statements unless CTIG terminates this Agreement pursuant to Section 8.2.

                  4.10 Line of Credit. As soon as practicable after the Effective Time, the Surviving Corporation will exert reasonable commercial efforts to cause Southwest Bank of Texas N.A. to remove Principal Stockholder as a guarantor of that certain revolving line of credit promissory note, dated August 26, 1999, in the original principal amount of $400,000, executed by Celltech, and payable to the order of Southwest Bank of Texas N.A. If Surviving Corporation is unable to remove Principal Stockholder as a guarantor, it will terminate the foregoing line of credit facility.

                                   ARTICLE V

                  CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

         The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of each of the following conditions, any all of which may be waived in whole or in part by CTIG or Celltech, as the case may be, to the extent permitted by applicable law:

         5.1 Stockholder Approval. If required by applicable law, the requisite vote of the stockholders of CTIG necessary to consummate the Merger shall have been obtained. The requisite vote of the Celltech Stockholders shall have been obtained.

         5.2 Consents and Approvals. All necessary consents and approvals of any Governmental Entity or any other third party required for the consummation of the transactions contemplated by this Agreement shall have been obtained, except for such consents and approvals the failure to obtain which individually or in the aggregate would not have a Material Adverse Effect.

         5.3 Opinion of Financial Advisor. If CTIG determines that a "fairness opinion" is required or appropriate for the Merger, CTIG shall have received the written opinion of First Colonial Securities Group to the effect that the Merger Consideration is fair from a financial point of view to the stockholders of CTIG. A true and correct copy of such opinion shall have been delivered to Celltech.

         5.4 Employment Agreement. The employment agreement with David Warren, in the form attached hereto as Exhibit "A," shall be executed.

         5.5 Merger with Centillion Data Systems, Inc. The merger of CTIG and Centillion Data Systems pursuant to an Agreement and Plan of Merger between them, dated as of February 3, 2000 (the "Centillion Merger"), shall have closed.

                                   ARTICLE VI

              CONDITIONS TO THE OBLIGATIONS OF CTIG AND MERGER SUB

         The obligations of CTIG and Merger Sub to effect the transactions contemplated by this Agreement and to perform their other obligations to be performed at or subsequent to the Closing shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, any one or more of which may be waived by CTIG to the extent permitted by applicable law:

         6.1 Representations and Warranties True. The representations and warranties of Celltech and the Celltech Stockholders, contained in this Agreement shall be true and correct on the date of this Agreement and at and on the Closing Date as though such representations and warranties were made at and on such dates (except where such representation and warranty speaks by its terms as of a different date, in which case it shall be true and correct as of such date), except for such untruths or inaccuracies which would not, individually or in the aggregate, have a Material Adverse Effect on Celltech.

                  6.2 Performance. Celltech and the Celltech Stockholders shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

                  6.3 Additional Documents. Celltech shall furnish the following:

                      (a) such certificates of Celltech's President and of each of the Celltech Stockholders to evidence compliance with the conditions set forth in Sections 6.1 and 6.2 as may be reasonably requested by CTIG,

                      (b) resolutions of Celltech's Board of Directors and the Celltech Stockholders authorizing and approving the Merger, this Agreement and all transactions contemplated hereby, certified by Celltech's Secretary,

                      (c) a "good standing" certificate for Celltech and a certified copy of its Certificate of Incorporation, and all amendments thereto, issued by the Delaware Secretary of State and dated as of a date within five days prior to the Closing Date,

                      (d) general releases in favor of Celltech executed by each Celltech Stockholder and each director, in the form previously approved by CTIG, releasing Celltech from all liability to such person,

                      (e) a general release, in the form previously approved by CTIG, executed by Symphony Management Associates, Inc., releasing Celltech from all liability,

                      (f) all consents and approvals by third parties that may be required for Celltech to perform its obligations under this Agreement, and

                      (g) any documents of transfer reasonably requested by CTIG including, without limitation, documents to be filed with the United States Patent and Trademark Office with respect to Celltech's registered trademarks.

                  6.4 Certain Proceedings. No writ, order, decree or injunction of a court of competent jurisdiction or Governmental Entity shall be in effect against any of the parties, and no proceedings therefor shall have been threatened or commenced by any Governmental Entity, which prohibits or restricts the consummation of the Merger or would otherwise restrict the Surviving Corporation's exercise of full rights to own and operate its business in a manner which would have a Material Adverse Effect on Celltech or the Surviving Corporation.

                  6.5 Minimum Balance Sheet Requirements. The adjusted balance sheet of Celltech, on and as of the Closing Date (which shall be certified by Celltech's President) must reflect: (i) net current assets (i.e., over current liabilities) of not less than $1.00, (ii) no long term liabilities other than deferred taxes, and (iii) all earnings for the period from January 1, 2000 to the Effective Time.

                  6.6 Material Adverse Change. There shall not have occurred any material adverse change in the business, operations, assets, financial condition or results of operations of Celltech since the Balance Sheet Date.

                                  ARTICLE VII

                    CONDITIONS TO THE OBLIGATIONS OF CELLTECH

         The obligation of Company under this Agreement to effect the transactions contemplated by this Agreement shall be subject to the fulfillment on or before the Closing Date of each of the following additional conditions, any one or more or which may be waived by Company:

         7.1 Representations and Warranties True. The representations and warranties of CTIG and Merger Sub contained in this Agreement shall be true and correct on the date of this Agreement and at and on the Closing Date as though such representations and warranties were made at and on such dates (except when such representation and warranty speaks by its terms of a different date, in which case it shall be true and correct as of such date), except for such untruths or inaccuracies which would not, individually or in the aggregate, have a Material Adverse Effect on CTIG and Merger Sub.

         7.2 Performance. CTIG and Merger Sub shall have each performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by either of them on or prior to the Closing Date.

         7.3 Certificates.

             (a) CTIG and Merger Sub shall furnish such certificates of their respective Presidents to evidence compliance with the conditions set forth in Sections 7.1 and 7.2 as may be reasonably requested by Celltech;

             (b) evidence that the CTIG Board of Directors and/or CTIG stockholders, as appropriate, have taken all appropriate corporate action authorizing and approving the Merger, this Agreement and all transactions contemplated thereby, certified by CTIG's Secretary; and

             (c) a "good standing" certificate for Celltech issued by the Delaware Secretary of State and dated as of a date within five days prior to the Closing Date.

         7.4 Certain Proceedings. No writ, order, decree or injunction of a court of competent jurisdiction or Governmental Entity shall be in effect against any of the parties, and no proceedings therefor shall have been threatened or commenced by any governmental entity, which prohibits or restricts the consummation of the Merger.

         7.5 Effectiveness of the Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                                  ARTICLE VIII

                           TERMINATION AND ABANDONMENT

         8.1 Termination by CTIG or Celltech. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of CTIG and/or Celltech:

             (a) by mutual consent of the Boards of Directors of CTIG and Celltech;

             (b) by either CTIG or Celltech if, without a material breach of this Agreement by such terminating party, the Merger shall not have been consummated on or before June 30, 2000, which date may be extended by mutual written consent of CTIG and Celltech; or

             (c) by either CTIG or Celltech, if any court of competent jurisdiction in the United States or other Governmental Entity shall have issued an order (other than a temporary restraining order) , decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and nonappealable; provided that the party seeking to terminate this Agreement shall have used all commercially reasonable efforts to remove or lift such order, decree or ruling; or

             (d) if a Special Meeting is required by applicable law, by either CTIG if the approval of CTIG's stockholders required for the consummation shall not have been obtained.

         8.2 Termination by CTIG. This Agreement may be terminated and the transactions contemplated hereby abandoned by action of the Board of Directors of CTIG, at any time prior to the Effective Time, before or after the approval by the stockholders of CTIG, if (a) Celltech or Principal Stockholder shall have failed to comply in any material respect with any of their respective covenants or agreements contained in this Agreement to be complied with or performed by Celltech or Principal Stockholder at or prior to such date of termination or (b) there exists a material breach or breaches of any representation or warranty of Celltech or a Celltech Stockholder contained in this Agreement such that the closing condition set forth in Section 6.1 would not be satisfied as of the Closing Date, or (c) if Celltech fails to deliver the Financial Statements as required by Section 2.5(b).

         8.3 Termination by Celltech. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of Celltech, by action of the Board of the Directors of Celltech, if (a) CTIG or Merger Sub shall have failed to comply in any material respect with any of their respective covenants or agreements contained in this Agreement to be complied with or performed by CTIG or Merger Sub at or prior to such date of termination, or (b) there exists a material breach or breaches of any representation or warranty of CTIG or Merger Sub contained in this Agreement such that the closing condition set forth in Section 7.1 would not be satisfied as of the Closing Date.

         8.4 Procedure for Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by CTIG or Celltech pursuant to this Article VIII, written notice thereof shall forthwith be given to the other.

         8.5 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby pursuant to this Article VIII, no party (or any of its respective directors or officers) shall have any liability or further obligation to any other party to this Agreement; provided that nothing herein shall relieve any party from liability for any breach of its representations, warrants, covenants and agreements under this Agreement.

                                   ARTICLE IX

                    INDEMNIFICATION BY PRINCIPAL STOCKHOLDER

         9.1 Indemnification. Subject to the terms and conditions of this
Article IX, Principal Stockholder does hereby indemnify, defend and hold harmless CTIG and Merger Sub (each an "Indemnified Party") for a period of one year after the Effective Time, from and against all losses, claims, damages, liabilities and expenses, including interest, penalties and reasonable attorney's fees and expenses (collectively "Damages"), resulting or arising, directly or indirectly, from (a) a material breach of any representation, warranty or agreement of Celltech or Principal Stockholder contained in or made part of this Agreement or any document executed in connection herewith, (b) any material error contained in any statement, report, certificate or other document or instrument delivered to CTIG or Merger Sub pursuant to this Agreement or contained in any Schedule, (c) any claim, debt, liability or obligation of Celltech or Principal Stockholder to any party, incurred prior to the Effective Time or arising from any matter or thing occurring prior to the Effective Time, including but not limited to claims made by current or former stockholders of Celltech and claims made by Governmental Entities for Taxes, except for (i) liabilities expressly disclosed in this Agreement, the Celltech Disclosure Schedules or the Celltech Financial Statements, and (ii) liabilities incurred between the date of this Agreement and the Effective Time, the incurrence of which is not in violation of the provisions of this Agreement, and (d) the cause of action filed by the Minority Stockholders styled Frank S. Scarpa, Valerie S. Hart and Richard J. Donnelly, Plaintiffs v. David A. Warren and Celltech Information Systems, Inc., Defendants in the Delaware Chancery Court, New Castle Delaware, C.A. No. 17704 NC, including, without limitation, the settlement thereof.

         9.2 Conditions of Indemnification. The obligations and liabilities of Principal Stockholder to indemnify the Indemnified Parties under Section 9.1 shall be subject to the following terms and conditions:

             (a) An Indemnified Party shall give Principal Stockholder prompt notice of any claim for Damages. Failure to provide, or a delay in providing, the foregoing notice shall not relieve Principal Stockholder of his obligations under this Article IX unless, and only to the extent that, his rights to defend a third party claim are materially prejudiced thereby. In the event the claim is the result of an action or threatened action by a third party, Principal Stockholder shall have the right to undertake the defense thereof by representatives chosen by it. If Principal Stockholder, within a reasonable time after notice of any such claim by a third party, fails to defend an Indemnified Party against which such claim has been asserted, such Indemnified Party shall upon further notice to Principal Stockholder have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of Principal Stockholder, subject to the right of the Principal Stockholder to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof.

             (b) Principal Stockholder still have the right to contest a claim for Damages by providing written notice to the Indemnified Party that is making the claim within 10 days after receiving notice of the claim. All such contests shall be resolved by final and binding arbitration before a panel of three arbitrators in Wilmington, DE in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

                  9.3 Remedies.

                      (a) No shares of Principal Stockholder's Escrowed Stock then in escrow shall be released pursuant to Section 1.17 after a claim for Damages has been made, until all such claims have been resolved.

                      (b) Any Damages due an Indemnified Party shall first be paid by reducing the number of shares of Principal Stockholder's Escrowed Stock that would otherwise have been issued to Principal Stockholder by an amount equal in value to such Damages. The number of shares by which such distribution shall be reduced, shall be valued at the Average Market Price per Share of the Class A Common Stock on the date notice of the claim for Damages was provided to Principal Stockholder.

                      (c) In the event that the amount of Damages exceeds the value of Principal Stockholder's Escrowed Stock then in escrow that would otherwise have been issued to Principal Stockholder, then within 30 days after the final determination of such number of shares Principal Stockholder shall pay the balance due (the "Cash Indemnity Payment") by certified or bank check or by wire transfer. Notwithstanding the foregoing, the parties agree that the Cash Indemnity Payment shall not exceed $500,000 except to the extent such excess is caused by a claim by a Minority Stockholder or former stockholders, if any, or pursuant to Section 9.1(d) but in all cases the total amount of Principal Stockholder's liability pursuant to this Article IX shall not exceed the value of the Merger Consideration otherwise to be received by him.

                                   ARTICLE X

                                  DEFINITIONS

                  10.1 Terms Defined in the Agreement. The following capitalized terms used herein shall have the meanings ascribed in the indicated sections.

Accounts Receivable                                           2.23
Acquisition Transaction                                       4.2
America One                                                   1.17
America One Revenue                                           1.17
Average Market Price Per Share                                1.7
Balance Sheet                                                 2.5
Balance Sheet Date                                            2.5
Business Day                                                  1.3
CTIG                                                          Preamble
CTIG Dissenting Shares                                        1.16
Cash Indemnity Payment                                        9.3
Celltech                                                      Preamble
Celltech Common Stock                                         Recitals
Celltech Disclosure Schedules                                 2.2
Celltech Stockholders                                         Preamble
Celltech Common Stock                                         1.7
Centillion Merger                                             6.7
Certificate of Merger                                         1.2
Certificates                                                  1.9
Class A Common Stock                                          1.7
Closing                                                       1.3
Closing Date                                                  1.3
Closing Stock                                                 1.7
Code                                                          2.14
Constituent Corporations                                      Preamble
Contracts                                                     2.17
DGCL                                                          1.1
Damages                                                       9.1
Effective Time                                                1.2
Employee Plans                                                2.15
Environmental Law                                             2.12
ERISA                                                         2.15
Escrow Quarter                                                1.17
Escrow Year                                                   1.17
Escrowed Stock                                                1.7
Exchange Act                                                  1.18
Exchange Agent                                                1.9
Financial Statements                                          2.5
Form S-4                                                      4.5
GAAP                                                          2.5
Governmental Entity                                           1.13
Hazardous Substance                                           2.12
Indemnified Party                                             9.1
Intellectual Property Rights                                  2.13
Material Adverse Effect                                       2.1

Merger                                                        Recitals
Merger Cash                                                   1.7
Merger Stock                                                  1.7
Merger Consideration                                          1.7
Merger Sub                                                    Preamble
Minority Stockholders                                         Preamble
PASCO                                                         2.11
Person                                                        1.13
Principal Stockholder                                         Preamble
Prospectus                                                    4.5
Proxy Statement                                               1.18
SEC                                                           1.18
SEC Reports                                                   3.6
Securities Act                                                3.6
Special Meeting                                               1.18
Surviving Corporation                                         1.1
Target Revenue                                                1.17
Tax                                                           2.14
Tax Returns                                                   2.14

                                   ARTICLE XI

                                  MISCELLANEOUS

                  11.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of the parties at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that, after this Agreement is adopted by the Celltech Stockholders, no such amendment or modification shall reduce the amount or change the form of the Merger Consideration or in any way adversely affect the rights of the Celltech Stockholders without their further approval.

                  11.2 Waiver of Compliance; Consents. Any failure of CTIG and Merger Sub or Celltech to comply with any obligation, covenant, agreement or condition herein may be waived only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.2.

                  11.3 Survivability; Investigations. The respective representations and warranties of the parties contained in this Agreement or in any certificates or other documents delivered prior to or at the Closing (a) shall not be deemed waived or otherwise affected by any investigation made by any party hereto and (b) subject to the time limitation on Principal Stockholder's indemnity set forth in Section 9.1 shall not survive beyond the Effective Time except for the representations, warranties and agreements set forth in Articles II, IIA and III, which shall survive the Effective

Time for a period of three years, and Sections 1.6, 1.9, 1.10, 1.11, 1.12, 1.13, 1.14, 1.17, 4.7, 4.8 and 4.9 and Articles IX and XI, which shall survive the Effective Time and a termination of this Agreement. This Section 11.3 shall have no effect upon any other obligation of any of the parties hereto, whether to be performed before or after the Closing Date.

                  11.4 Reasonable Efforts. Subject to the terms and conditions herein provided, and applicable law, the parties each agree to use all commercially reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

                  11.5 Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally, by next-day courier or mailed by registered or certified mail (return receipt requested) , first class postage prepaid, or telecopied with confirmation of receipt, to the Parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, one day after delivery to a courier for next-day delivery, or three days after mailing, if deposited in the U.S. mail, first class postage prepaid.

                           (a) if to Company, to

                                    Celltech Information Systems, Inc.
                                    152 Cloverly Road
                                    Grosse Pointe Farms, MI
                                    Telecopy: (313) 886-2466
                                    Attention:  David A. Warren, President

                               with a copy to:

                                    Fouts & Moore, L.L.P
                                    1300 Post Oak Boulevard
                                    20th Floor
                                    Houston, TX 77056-8000
                                    Telecopy:  (713) 986-7299
                                    Attention: Robbie Morris, Esquire

                           (b) if to CTIG or Merger Sub, to

                                    CTI Group (Holdings) Inc.
                                    2550 Eisenhower Avenue
                                    Norristown, PA 19403
                                    Telecopy: (610) 666-7707
                                    Attention: Anthony Johns
                            with a copy to:

                                 Klehr, Harrison, Harvey, Branzburg & Ellers LLP 260 S. Broad Street
                                 Philadelphia, PA 19102
                                 Telecopy:  (215) 568-6603
                                 Attention: Donald M. Millinger, Esquire

                        (c) if to Principal Stockholder:

                                    David A. Warren
                                    152 Cloverly Road
                                    Grosse Pointe Farms, MI 48236
                                    Telecopy: (313) 886-2466

                            with a copy to:

                                    Fouts & Moore, L.L.P
                                    1300 Post Oak Boulevard
                                    20th Floor
                                    Houston, TX 77056-8000
                                    Telecopy:  (713) 986-7299
                                    Attention: Robbie Morris, Esquire

                        (d) if to a Minority Stockholder:

                                    Frank Scarpa
                                    c/o Daller Greenberg & Dietrich
                                    Valley Green Corporate Center
                                    7111 Valley Green Road
                                    Fort Washington, PA 19034
                                    Telecopy:  (215) 836-2845
                                    Attention: Edward A. Greenberg, Esquire


                                    Valerie Hart
                                c/o Daller Greenberg & Dietrich
                                    Valley Green Corporate Center
                                    7111 Valley Green Road
                                    Fort Washington, PA 19034
                                    Telecopy:  (215) 836-2845
                                    Attention: Edward A. Greenberg, Esquire

                                    Richard Donnelly
                                c/o Daller Greenberg & Dietrich
                                    Valley Green Corporate Center
                                    7111 Valley Green Road
                                    Fort Washington, PA 19034
                                    Telecopy:  (215) 836-2845
                                    Attention: Edward A. Greenberg, Esquire

                           with a copy to:

                                    Daller Greenberg & Dietrich
                                    Valley Green Corporate Center
                                    7111 Valley Green Road
                                    Fort Washington, PA 19034
                                    Telecopy: (215) 836-2845
                                    Attention:   Edward A. Greenberg, Esquire

                  11.6 Successor and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. However neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, nor is this Agreement intended to confer any rights or remedies hereunder upon any other Person.

                  11.7 Governing Law. This Agreement shall be governed by the laws of the State of Delaware as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies, notwithstanding any conflict of laws, doctrines of such state or any other jurisdiction, and without the aid of any cannon, custom or rule of law requiring construction against the draftsman.

                  11.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when each party has received counterparts signed by all of the other parties.

                  11.9 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect against a party, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

                  11.10 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

                  11.11 Entire Agreement. This Agreement, including the schedules and exhibits hereto and the documents and instruments referred to herein and therein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and the understandings between the parties with respect to such subject matter. There are no representations, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein and therein.

                  11.12 Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement,
(b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal or state court sitting in the State of Delaware.

                  11.13 WAIVER OF JURY TRIAL. EACH OF CTIG, MERGER SUB, CELLTECH AND THE CELLTECH STOCKHOLDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

                  11.14 Class A Common Stock. Celltech and the Celltech Stockholders acknowledge that (a) as of the date hereof, CTIG has a single class of Common Stock, and (b) the Class A Common Stock to be issued to them will be created by a redesignation of such Common Stock as Class A Common Stock pursuant to amendments to CTIG's Certificate of Incorporation which will be effected in connection with the Centillion Merger.

                  IN WITNESS WHEREOF, CTIG, MERGER SUB and CELLTECH have caused this Agreement to be signed by their respective duly authorized officers, and the CELLTECH STOCKHOLDERS have signed this Agreement, as of the date first above written.

                                            CTI GROUP (HOLDINGS) INC.


                                            By:      ___________________________
                                                     Name:
                                                     Title:

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                                  CTI BILLING SOLUTIONS INC.


                                  By:      _____________________________________
                                           Name:
                                           Title:


                                  CELLTECH INFORMATION SYSTEMS, INC.


                                  By:      _____________________________________
                                           David A. Warren
                                           President


                         -------------------------------------------------------
                         David A. Warren
                         Number of Shares of Celltech Common Stock Owned:2000


                         -------------------------------------------------------
                         Frank S. Scarpa
                         Number of Shares of Celltech Common Stock Owned:117.647


                         -------------------------------------------------------
                         Valerie S. Hart
                         Number of Shares of Celltech Common Stock Owned:117.647


                         -------------------------------------------------------
                         Richard J. Donnelly
                         Number of Shares of Celltech Common Stock Owned:117.647

                                  EXHIBIT "A"
                                  -----------

                       DAVID WARREN EMPLOYMENT AGREEMENT

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made on and as of __________ ___, 2000 (the "Agreement Date") by and between DAVID A. WARREN ("Employee") and CTI BILLING SOLUTIONS INC., a Delaware corporation ("Company").

                                   BACKGROUND

         A. Employee is and has been for approximately 12 years the President of Celltech Information Systems, Inc. ("Celltech").

         B. Celltech and Company are among the parties to that certain Agreement and Plan of Merger, dated ____________________ (the "Merger Agreement"), pursuant to which Company will be the surviving corporation of the merger contemplated therein (the "Transaction").

         C. Company desires to employ Employee, and Employee desires to be employed by Company, upon the conditions and terms set forth in this Agreement.

         NOW, THEREFORE, intending to be legally bound hereby, and in consideration of the mutual covenants set forth this Agreement, Employee and Company agree as follows:

         1. Employment and Duties. Company shall employ Employee as Company's Chief Operating Officer during the term of employment set forth in
            Section 2 hereof. Employee shall have such responsibilities and duties, consistent with his position and expertise, as may from time to time be prescribed by Company's President. Employee shall devote his full time, energy, skill and best efforts to the business and affairs of Company, and shall not, during the term of this Agreement, be engaged in any other business activity whether or not such business activity is pursued for gain, profit or other pecuniary advantage; provided, however, that nothing in this Agreement shall prevent Employee from (i) engaging in charitable activities, or (ii) investing his assets in such form or manner as
            (A) will not require any services on Employee's part in the operations or the affairs of the company in which such investments are made (other than services to Company and its affiliates) and (B) will not be an investment in any company which competes, directly or indirectly, with Company in any manner; provided, further, that the activities permitted in the foregoing subsections (i) and (ii) shall not, either alone or together with other activities permitted under those subsections, interfere in any material way with Employee's responsibilities under this Agreement. Employee shall be employed by Company, and shall spend his business time, allocated between Company's location at Houston, TX (the "Houston Office") and the office Employee maintains in his home in Michigan for the discharge of Company business (the "Michigan Office"), such allocation of time to be consistent with Employee's past practices as President of Celltech.

         2. Term. The term of Employee's employment under this Agreement shall be a period of three (3) years commencing on the Effective Time as defined in the Merger Agreement, and ending on the third anniversary of the Effective Time, unless sooner terminated in accordance with the other provisions of this Agreement (the "Term").

         3. Compensation.

         3.1 Salary. Company shall pay to Employee as compensation for all services rendered hereunder a base salary of $200,000 per year ("Salary"), payable in accordance with Company's normal payroll practices for employees. Company shall deduct or cause to be deducted from the Salary all taxes and amounts required by law to be withheld. The Salary shall be reviewed by Company on an annual basis.

         3.2 Benefits. During the Term, subject to the other provisions of this Agreement, Employee shall be entitled to participate and shall be included in any savings, 401(K), pension, profit-sharing, group medical, group disability or similar plan adopted by Company, now existing or established hereafter, to the extent he is eligible under the general provisions thereof.

         3.3 Cash Bonus. In addition to his Salary, Employee may also receive cash bonuses on such terms, at such times and in such amounts as Company's President or Board of Directors may determine in his or its sole discretion ("Cash Bonus").

         3.4   Fringe Benefits.


               3.4.1 Vacation. Employee shall be entitled to twenty (20) days of paid vacation during each year.

               3.4.2 Reimbursement of Expenses. Employee is authorized to incur ordinary, necessary and reasonable expenses in the course of Company's business, in accordance with Company's standard expense and expense reimbursement procedures applicable to executive employees of Company ("Business Expenses"). Company shall reimburse Employee for Business Expenses upon presentation by the Employee of an itemized account of such Business Expenses in a manner reasonably prescribed by Company, unless Business Expenses have been paid directly by Company. The parties agree that Business Expenses with respect to the Michigan Office will be limited to the following direct expenses incurred in the discharge of Company's business: (a) dedicated telephone and facsimile lines, (b) long distance telephone calls,
                      (c) ISDN dial-up to connect to Company's internal LAN, (d) cellular telephone and pager, (e) office equipment and equipment maintenance (including personal computer, photocopier and facsimile machine), (f) miscellaneous office supplies and (g) travel expenses between the Michigan Office and Houston Office consistent with prior practice as President of Celltech, with air travel at coach rates with the longest advance scheduling practicable; provided that the foregoing Business Expenses shall be subject to an annual budget agreed upon by the parties consistent with prior years, and will not include any allocation of Employee's home mortgage, utilities, insurance, taxes or other overhead or indirect expenses.

               3.4.3 Options. Employee shall be entitled to participate in any employee stock option plan adopted by CTI Group (Holdings) Inc. ("CTIG"), Company's parent corporation, for the benefit of employees of CTIG and its subsidiaries.

               3.4.4 Automobile. Company shall provide Employee with an automobile allowance of $500.00 per month. Employee shall maintain liability, collision and comprehensive insurance covering any such automobile, in such amounts and on such terms as are required by applicable law and shall provide Company with proof of such coverage as and when requested.


         3.5 Entire Compensation. The compensation provided for in this Section shall be the full consideration for the services to be rendered by Employee to Company hereunder.

         4. Termination.


         4.1 Notice of Termination. Except as otherwise provided in this Agreement, any termination of Employee's employment under this Agreement shall be communicated by written Notice of Termination to Employee. As used in this Agreement, "Notice of Termination" means a notice specifying the termination provision in this Agreement relied upon and setting forth the circumstances providing the basis for termination of Employee's employment under the provision specified. As used in this Agreement, "Date of Termination" shall mean the date specified in the Notice of Termination or, where notice is not required, the date employment actually terminates.

         4.2   Grounds for Termination.


               4.2.1 Termination upon Death. Employee's employment with Company and all of Employee's rights to compensation and benefits hereunder shall automatically terminate upon his death, except that Employee's heirs, personal representatives or estate shall be entitled to any unpaid portion of his Salary, his earned but unpaid bonus, if any, and accrued benefits up to the Date of Termination and shall also be entitled to reimbursement for any Business Expenses properly incurred by Employee.

               4.2.2 Termination upon Disability. If Employee becomes disabled, Employee shall continue to receive all of his compensation and benefits in accordance with Section 3 for a period of six months following the Onset of Disability (as defined in this Section 4.2.2). Any amounts due to Employee under this Section 4.2.2 shall be reduced, dollar-for-dollar, by any amounts received by Employee under any disability insurance policy or plan ("Disability Payments") provided to Employee by Company. "Onset of Disability" means the first day on which Employee shall be unable to attend to his duties on a full time basis by reason of physical or mental incapacity, sickness or infirmity. Company will notify Employee promptly upon having made a determination of the Onset of Disability. If Employee's disability continues for more than six months after the Onset of Disability or for periods aggregating more than six months during any twelve (12) month period, then, Company shall have the right to terminate Employee's employment immediately upon notice, and all of his rights to compensation and benefits hereunder shall simultaneously terminate, except that Employee shall be entitled to any unpaid portion of his Salary and accrued benefits up to the Date of Termination and to any benefits which are to be continued or paid after the Date of Termination in accordance with the terms of the corresponding benefit plans, if any. A determination of Employee's disability shall be subject to the certification of a qualified physician agreed to by Company and Employee or, in the event of Employee's incapacity to designate a physician, Employee's legal representative. In the absence of agreement between Company and Employee, each party shall nominate a qualified physician and the two physicians shall select a third physician, who shall make the determination as to disability.

               4.2.3 Termination for Cause. At any time during the Term, Company may terminate Employee's employment hereunder for Cause (as defined below), effective immediately upon notice to Employee.

         For purposes of this Agreement, Cause shall mean: (1) Employee breaches, neglects or fails to diligently perform any or all of his duties under this Agreement (other than such failure resulting from Employee's incapacity due to physical or mental illness within the meaning of Section 4.2.2), (2) Employee commits an act of dishonesty or breach of trust, or acts in a manner which is inimical or injurious to the business or interests of Company, either during the Term or in connection with the Transaction, (3) Employee violates or breaches any of the provisions of this Agreement, and, shall have either failed to remedy such breach within 30 days after his receipt of written notice from Company identifying the breach in reasonable detail and demanding that he remedy such breach, or, if incapable of full cure within such 30 day period, shall have failed to take all reasonable steps to that end during such 30-day period and thereafter fails to fully cure within an additional period of 15 days, (4) Employee's intentional act or omission to act results in or is intended to result directly in gain to or personal enrichment of Employee and injury to Company or, (5) Employee is indicted for or convicted of a felony or any crime involving larceny, embezzlement or moral turpitude (which, in the case of moral turpitude, materially adversely affects Company in any financial manner).

         On termination of this Agreement pursuant to this Section 4.2.3, all rights to compensation and benefits of Employee shall cease as of the Date of Termination, except Employee shall be entitled to any unpaid portion of his Salary and benefits earned to the Date of Termination.

         4.3 Procedure Upon Termination. On termination of employment regardless of the reason, Employee shall promptly return to Company all information regarding Company in whatever manner or media such information is stored or maintained, and all documents (including copies) and other property of Company, including without limitation, customer lists, manuals, letters, materials, reports, and records in his possession or control no matter from whom or in what manner acquired.

         5. Employee's Covenants.


         5.1 Discoveries. Employee shall communicate to Company and preserve as confidential information of Company each discovery, idea, design, invention and improvement relating in any manner to Company's business, whether or not patentable and whether or not reduced to practice, which is conceived, developed or made by Employee, whether alone, or jointly with others, at any time during the Term hereof (such discoveries, ideas, designs, inventions and improvements are referred to as "Employee's Discoveries"). All of Employee's Discoveries shall be Company's exclusive property, and all of Employee's right, title and interest therein are hereby irrevocably assigned to Company. Employee shall not, except with Company's express prior written consent, or except in the proper course of his employment with Company, use any of Employee's Discoveries for his own benefit or the benefit of any Person (as defined herein), or disclose any of Employee's Discoveries to any outside Person through publication or in any other manner.

         For purposes of this Agreement, the term "Person" means a natural person, corporation, partnership, trust, estate, joint venture, sole proprietorship, government (and any branch or subdivision thereof), governmental agency, association, cooperative or other entity.

         5.2 Nondisclosure. At all times during and after the Term, Employee shall keep confidential and shall not, except with Company's express prior written consent, or except in the proper course of his employment with Company, directly or indirectly, communicate, disclose, divulge, publish, or otherwise express, to any Person, or use for his own benefit or the benefit of any Person, any trade secrets, confidential or proprietary knowledge or information, no matter when or how acquired, concerning the conduct and details of Company's business, including without limitation names of customers and suppliers, marketing methods, trade secrets, policies, prospects and financial condition. For purposes of this Section 5.2, confidential information shall not include any information which is now known by or readily available to the general public or which becomes known by or readily available to the general public other than as a result of any improper act or omission of Employee.

         5.3 Noncompetition. During the Term hereof and for a period of one (1) year thereafter, Employee shall not, except with Company's express prior written consent, directly or indirectly, in any capacity, for the benefit of any Person:

            (1) Communicate with or solicit or employ any Person who is or during such period becomes a customer, supplier, employee, salesman, agent or representative of Company, in any manner which interferes or might interfere with such Person's relationship with Company, or in an effort to obtain such Person as a customer, supplier, employee, salesman, agent, or representative of any business in competition with Company.

            (2) Establish, engage, own, manage, operate, join or control, or participate in the establishment, ownership, management, operation or control of, or be a director, officer, employee, salesman, agent or representative of, or be a consultant to, any Person in any business in competition with Company, at any location in North America or the United Kingdom or any other location where Company now conducts or during the Term begins conducting any business, or act or conduct himself in any manner which he would have reason to believe harmful or contrary to the best interests of Company.

         5.4 Enforcement. Employee acknowledges that any breach by him of any of the covenants and agreements of this Section 5 ("Covenants") will result in irreparable injury to Company for which money damages could not adequately compensate Company, and therefore, in the event of any such breach, Company shall be entitled, in addition to all other rights and remedies which Company may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining Employee and/or all other Persons involved therein from continuing such breach. The existence of any claim or cause of action which Employee or any such other Person may have against Company shall not constitute a defense or bar to the enforcement of any of the Covenants. If Company is obliged to resort to litigation to enforce any of the Covenants which has a fixed term, then such term shall be extended for a period of time equal to the period during which a material breach of such Covenant was occurring, beginning on the date of a final court order (without further right of appeal) holding that such a material breach occurred or, if later, the last day of the original fixed term of such Covenant.

         5.5 Consideration. Employee expressly acknowledges that the Covenants are a material part of the consideration bargained for by Company and, without the agreement of Employee to be bound by the Covenants, Company would not have agreed to enter into this Agreement.

         5.6 Scope. If any portion of any Covenant or its application is construed to be invalid, illegal or unenforceable, then the other portions and their application shall not be affected thereby and shall be enforceable without regard thereto. If any of the Covenants is determined to be unenforceable because of its scope, duration, geographical area or similar factor, then the court making such determination shall have the power to reduce or limit such scope, duration, area or other factor, and such Covenant shall then be enforceable in its reduced or limited form.

         6. Additional Terms and Provisions.


         6.1 Notices. All notices, requests, demands, consents, waivers, and other communications required or permitted under this Agreement must be in writing and shall be deemed to have been given (i) upon delivery to the appropriate addresses stated below, if delivered personally, or (ii) three (3) days after the date mailed to the appropriate addresses stated below, if mailed by first class certified mail, registered mail, or express mail, in each case with postage prepaid and return receipt requested, or (iii) one (1) day after the date sent to the appropriate addresses stated below, if sent by a nationally recognized overnight delivery or courier service, with delivery charges prepaid and proof of delivery or receipt requested, or (iv) on the date sent to the appropriate addresses or fax numbers stated below, if sent by prepaid telegram, e-mail, or fax, provided that a copy is sent within twenty-four (24) hours thereafter by one of the other methods of giving notices permitted under this Section. The addresses, e-mail addresses, and fax numbers of the parties for purposes of this Section are set forth below. Any party may change its addresses, e-mail addresses, or fax numbers for purposes of this Section by giving notice of such change to all other parties in the manner permitted under this Section.

         If to Company:

                  CTI Billing Solutions Inc.
                  2550 Eisenhower Avenue
                  Norristown, PA 19403
                  Attn:  President

         with a copy to:

                  Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                  260 S. Broad Street
                  Philadelphia, PA 19102
                  Facsimile:  (215) 568-6060
                  Attn:  Donald M. Millinger, Esq.

         If to Employee:

                  David A. Warren
                  152 Cloverly Road
                  Grosse Pointe Farms, MI 48236
                  Telecopy: (313) 886-2466

         with a copy to:

                  Fouts & Moore, L.L.P.
                  1300 Post Oak Boulevard
                  20th Floor
                  Houston, TX  77056-8000
                  Telecopy: (713) 986-7299
                  Attention: Robbie Morris, Esquire

         6.2 Entire Understanding. This Agreement sets forth the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous, written, oral, expressed or implied, communications, agreements and understandings with respect to the subject matter hereof.

         6.3 Modification. This Agreement shall not be amended, modified, supplemented or terminated except in writing signed by both parties.

         6.4 Prior Agreements. Employee represents to Company (1) that there are no restrictions, agreements or understandings whatsoever to which Employee is a party which would prevent or make unlawful his execution of this Agreement or his employment hereunder, (2) that his execution of this Agreement and his employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written to which he is a party or by which he is bound and (3) that he is free and able to execute this Agreement and to enter into employment by Company.

         6.5 Termination of Prior Employment Agreements. All prior employment agreements between Employee and Company (and/or any of its predecessors or affiliates) are hereby terminated as of the date hereof as fully performed on both sides.

         6.6 Parties in Interest. This Agreement and all rights of Employee hereunder shall inure to the benefit of, bind and be enforceable by Employee and his heirs, personal representatives, estate and beneficiaries, and Company and its successors and assigns.

         6.7 Assignment. This Agreement is a personal employment contract of Company, being for the personal services of Employee, and shall not be assignable by Employee. This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company which may acquire, directly or indirectly, by merger, consolidation, purchase, or otherwise, all or substantially all of the assets of Company, and shall otherwise inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. Nothing in the Agreement shall preclude Company from consolidating or merging into or with or transferring all or substantially all of its assets to another person. In that event, such other Person shall assume this Agreement and all obligations of Company hereunder. Upon such a consolidation, merger, or transfer of assets and assumption, the term " Company" as used herein, shall mean such other person and this Agreement shall continue in full force and effect.

         6.8 Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

         6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

         6.10 Section Headings. Section and subsection headings in this Agreement are inserted for convenience of reference only, and shall neither constitute a part of this Agreement nor affect its construction, interpretation, meaning or effect.

         6.11 References. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits.

         6.12 Controlling Law. This Agreement is made under, and shall be governed by, construed and enforced in accordance with, the substantive laws of the State of Delaware applicable to agreements made and to be performed entirely therein, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

         6.13 Settlement of Disputes. Any claims, controversies, demands, disputes or differences between or among the parties hereto or any persons bound hereby arising out of, or by virtue of, or in connection with, or relating to this Agreement shall be submitted to and settled by arbitration in Wilmington, DE before a single arbitrator who shall be knowledgeable in the field of business law and employment relations and such arbitration shall be in accordance with the rules then obtaining of the American Arbitration Association. The parties agree to bear joint and equal responsibility for all fees of the arbitrator, abide by any decision rendered as final and binding, and waive the right to submit the dispute to a public tribunal for a jury or non-jury trial.

         6.14 Exclusive Jurisdiction. The parties hereto irrevocably consent to the exclusive jurisdiction of the state and federal courts located in the City of Wilmington, DE in any action or proceeding between the parties hereto and both of the parties agree to service of process by hand delivery or by certified mail, to the addresses set forth herein for each party.

         6.15 Indulgences, Etc.. Neither the failure nor delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall the single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Agreement Date.

                                           CTI BILLING SOLUTIONS INC.


                                           By:  ______________________________


Witness:


________________________                    _____________________________(SEAL)
                                            DAVID A. WARREN